UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Motorola Solutions, Inc.

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Notice of
2019 ANNUAL MEETING

of Shareholders and Proxy Statement

Dear Fellow Motorola Solutions Shareholders:

Since the opening bell rang at the New York Stock Exchange on January 4, 2011, beginning the trading of Motorola Solutions, total shareholder return through 2018 was 261%. During 2018 alone, total shareholder return was 30%.

As fellow owners, we care a great deal about shareholder returns. But we also care that those returns are created in a sustainable way, and so I’d like to open this proxy statement with some context in that regard.

We operate in an industry with relatively few environmental and social-issue risks, but many E&S opportunities: we help public safety and private-sector customers build safer communities by providing innovative emergency response communications, intelligent security solutions, and next generation 9-1-1 software.

We have steadily reduced our already small energy, water and waste footprints by 19%, 25% and 29%, respectively since 2016. We conduct exceptionally strong social and environmental supply chain audits including over 156 supplier assessments conducted in 2018, covering 81% of our supply chain spend, based on our current reporting standards1.

We are committed to providing a great work environment and competitive benefits for our more than 16,000 employees. In addition to great benefits and training programs, we offer a subsidized stock purchase plan so that our employees can have a stake in our future. We regularly win awards for being a good place to work and get top marks from the leading environmental, social, and governance scorecards for these and other employee matters.

We have set ourselves apart when it comes to our focus on innovation. In 2018, we invested more than $630 million in R&D, we have approximately 5,300 granted patents, and we have a dedicated cybersecurity team working to protect our hardware, software and service solutions. We are committed to a sustainable future. We set tough goals and we back them up with investments in our portfolio, operations and people.

At Motorola Solutions, our customers are everyday heroes—from police officers and firefighters to utility workers and educators. We are dedicated to designing and delivering the technologies our customers refer to as their lifeline—mission-critical communications, services, software, video and analytics, which keep businesses thriving and communities safe.

We ask for your voting support to continue delivering results for you. We encourage you to communicate with us whenever you wish via the means described in this proxy statement, and we thank you for your investment in us.

Sincerely,

Gregory Q. Brown

Chairman and CEO

Motorola Solutions, Inc.

[1]	Our suppliers are subject to our Supplier Code of Conduct, our Anti-Human Trafficking Compliance Plan and the oversight of the Responsible Business Alliance.

PRINCIPAL EXECUTIVE OFFICES: 500 West Monroe Street Chicago, Illinois 60661

March 28, 2019

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting Date: Monday, May 13, 2019

Time: 1:30 p.m., EDT

Location: The Hay-Adams, 800 16th Street, NW, Washington, DC 20006

A live webcast (audio only) of the meeting will be available at www.motorolasolutions.com/investors.

The purpose of the meeting is to:

1.	elect eight directors for a one-year term;
2.	ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019;
3.	hold a shareholder advisory vote to approve the Company’s executive compensation;
4.	consider and vote upon the shareholder proposals described in the enclosed proxy statement, if properly presented at the meeting; and
5.	act upon such other matters as may properly come before the Annual Meeting.

By order of the Board of Directors,

Kristin L. Kruska

Secretary

Only Motorola Solutions shareholders of record at the close of business on March 15, 2019 (the “record date”) will be entitled to vote at the meeting. The Notice, which contains instructions on how to access this Proxy Statement, the form of proxy and the Company’s 2018 Annual Report, is being mailed to shareholders on or about March 28, 2019.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS: VIA THE INTERNET Visit the website shown on your Motorola Solutions Notice of Internet Availability of Proxy Materials for the 2019 Annual Meeting (your Notice ) or proxy card to vote via the internet. BY MAIL If you received a printed copy of the proxy card, mark, sign, date and return the proxy card using the postage-paid envelope provided. BY TELEPHONE Use the toll-free telephone number listed on your o proxy card IN PERSON In person at the Annual Meeting.

PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO SHAREHOLDERS OF MOTOROLA SOLUTIONS AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES). You will be required to provide the admission ticket that is detachable from your proxy card or provide other evidence of ownership. If your shares are held by a bank or broker, please bring your bank or broker statement evidencing your beneficial ownership of Motorola Solutions stock on the record date to gain admission to the meeting.

PROXY STATEMENT

WHAT IS MOTOROLA SOLUTIONS?

Motorola Solutions is a leading provider of mission-critical communications. Our technology platforms in communications, software, video, and services make cities safer and help communities and businesses thrive. At Motorola Solutions, we are ushering in a new era in public safety and security. We serve customers around the world who depend on our solutions to keep them connected, from extreme to everyday moments. A U.S. company headquartered in Chicago, we serve more than 100,000 customers in more than 100 countries and have a rich heritage of innovation spanning more than 90 years.

The need for mission-critical communications becomes especially clear in the wake of natural disasters such as hurricanes Florence and Michael and the California wildfires in 2018. Our systems provide first responders with reliable communications before, during, and after such catastrophes, enabling coordinated planning, response, and rescue that helps save lives.

PERFORMANCE AND ACCOMPLISHMENTS

TOTAL SHAREHOLDER RETURN (in percent)

PERFORMANCE HIGHLIGHTS SINCE 2011

261% TOTAL SHAREHOLDER RETURN*	52% REDUCTION IN SHARE COUNT	$14.6 BILLION IN CAPITAL RETURN

*

Based on the split adjusted closing price of MSI common stock on December 31, 2010 and the closing price of MSI common stock on December 31, 2018, illustrating the growth of an initial investment of $100 on December 31, 2010, including the payment of dividends.

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	1

2018 Highlights

•   Grew sales 15% to record $7.3 billion

•   Grew backlog 10% to record $10.6 billion

•   Increased quarterly dividend 10% to $0.57 per share

•   Capital allocation of $1.2 billion in acquisitions, $337 million in dividends, and $132 million of share repurchases

•   Added 550 patents, bringing patent portfolio to approximately 5,300

•   Acquired Avigilon Corporation, advanced security and video solutions

•   Acquired Plant Holdings, Next-Gen 911 software and solutions

•   Ranked No. 3 in Fortune World’s Most Admired Companies List for Network and Other Communications Equipment

•   Ranked No. 107 in The Wall Street Journal Management Top 250 List

•   Ranked No. 9 in Barron’s Top 100 Sustainable U.S. Companies

•   Named one of Forbes World’s Best Employers

  2019 ANNUAL MEETING OF SHAREHOLDERS

•	Date and Time: May 13, 2019, 1:30 p.m., EDT

•	Location: The Hay-Adams, 800 16th Street, NW, Washington, DC 20006

•	Record Date: March 15, 2019

•

Voting: Shareholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one              vote for each director nominee and one vote for each of the other proposals to be voted on.

•	Meeting Webcast (audio only): www.motorolasolutions.com/investors

  ITEMS TO BE VOTED ON

Our Board’s Recommendation

Election of Directors (page 4)	FOR

Ratification of Independent Registered Public Accounting Firm (page 21)	FOR

Advisory Approval of the Company’s Executive Compensation (page 22)	FOR

Shareholder Proposal on Independent Director with Human Rights Expertise (page 66)	AGAINST

Shareholder Proposal on Lobbying Disclosure (page 68)	AGAINST

2	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

DIRECTOR NOMINEES					Board Committees (as of March 07, 2019)*

Name	Director Since	Indep.	Other Public Co. Boards	Position	Audit	Comp.	Gov. & Nom.	Exec.

Gregory Q. Brown	2007		1	Chairman and CEO, Motorola Solutions, Inc.

Kenneth D. Denman	2017		3	Venture Partner, Sway Ventures

Egon P. Durban	2015		3	Managing Partner and Managing Director of Silver Lake

Clayton M. Jones	2015		1	Former Chairman, CEO and President, Rockwell Collins, Inc.

Judy C. Lewent	2011		2	Former EVP and CFO, Merck & Co., Inc.

Gregory K. Mondre	2015		1	Managing Partner and Managing Director of Silver Lake

Anne R. Pramaggiore	2013		1	Senior Executive Vice President and CEO of Exelon Utilities, Exelon Corporation

Joseph M. Tucci	2017		2	Co-Chairman and Co-CEO GTY Technology Holdings, Inc.

= Chair of Committee

*	Samuel C. Scott is currently a member of the Governance and Nominating Committee but is not a director nominee standing for reelection to the Board on May 13, 2019.

This proxy statement (the “Proxy Statement”) is being furnished to holders of common stock, $0.01 par value per share (the “Common Stock”), of Motorola Solutions, Inc. (“we,” “our,” “Motorola Solutions,” “MSI” or the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company (the “Board”) to be used at the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at The Hay-Adams, 800 16th Street, NW, Washington, DC 20006 on Monday, May 13, 2019 at 1:30 p.m., EDT, for the purposes set forth in the Notice of 2019 Annual Meeting of Shareholders. This Proxy Statement is dated March 28, 2019 and is being distributed to shareholders on or about March 28, 2019.

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	3

OUR BOARD

PROPOSAL NO. 1 — ELECTION OF DIRECTORS FOR A ONE-YEAR TERM

Proposal Number 1 of this Proxy Statement enables you to vote on the members of your board of directors.* We open the proxy with this vote because we believe there is no more important vote than that of electing the fiduciaries who oversee Motorola Solutions on your behalf.

To inform that vote, we provide you information here on:

•	Who our Board is – including their qualifications

•	How our Board is selected and evaluated

•	How the Board governs the company

•	How our Board is organized

•	How you can communicate with the Board

•	How our Board is compensated

WHO WE ARE – BOARD

Each of the nominees named below is currently a director of the Company, elected at the Annual Meeting of Shareholders held on May 14, 2018. The ages shown are current as of the date of this Proxy Statement.

GREGORY Q. BROWN

Mr. Brown joined the Company in 2003, was appointed as Chief Executive Officer of Motorola, Inc. in January 2008, and since May 2011 has been the Chairman and Chief Executive Officer of Motorola Solutions, Inc.

Other Public Company Boards: Xerox Corporation through May 21, 2019, after which he will no longer be a member of the board. In the last five years Mr. Brown served on the board of Cisco Systems, Inc. from January 2013 to July 2014.

Board Committees: Executive (Chair)

Director Qualifications:

●  Public company CEO, relevant industry, technology, services and software business, cybersecurity, safety and security experience as Chairman and CEO of the Company, and former CEO of Micromuse, Inc.

●  Financial and accounting expertise, global business, capital allocation, developing markets, government, public policy and regulatory experience as Chairman and CEO of the Company, former chair and board member of the Federal Reserve Bank of Chicago, former Vice Chair of the U.S. – China Business Council, former member of the President of the United States’ Management Advisory Board

●  Government, public policy and regulatory experience as a former member of the Executive Committee of the Business Roundtable

●  Public company board experience

Principal Occupation: Chairman and Chief Executive Officer, Motorola Solutions, Inc.
Age: 58 Director since: 2007 Chairman since: 2011

*

The number of directors of the Company to be elected at the Annual Meeting is eight. The directors elected at the Annual Meeting will serve a one-year term ending at the 2020 Annual Meeting, until their respective successors are elected and qualified or until their earlier death, resignation or removal. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. However, if any nominee is not available to serve as a director for any reason at the time of the Annual Meeting, the proxies will be voted for the election of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the number of directors. The Board is currently comprised of nine directors and immediately following the Annual Meeting, the size of the Board will be decreased to eight directors and will consist of the eight elected directors, if all nominees are elected. Mr. Samuel C. Scott is not standing for re-election due to meeting the retirement age set forth in the Company’s Board Governance Guidelines. The Board has the authority under the Company’s Bylaws to increase or decrease the size of the Board and to fill vacancies between Annual Meetings.

4	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

KENNETH D. DENMAN

Mr. Denman is a Venture Partner at Sway Ventures. He was the CEO and President of Emotient, Inc. from 2012 to 2016. He also served as the Chief Executive Officer of Openwave Systems Inc. from 2008 to 2011 and as a Director from 2004 to 2011; he served as the Chief Executive Officer and President and Director of iPass, Inc. from 2001 to 2008 and as its Chairman from 2003 to 2008.

Other Public Company Boards: Costco Wholesale Corporation, LendingClub Corporation, Mitek Solutions, Inc. In the last five years Mr. Denman served on the board of ShoreTel, Inc. from May 2007 to September 2017 and on the board of United Online from June 2015 to July 2016.

Board Committees: Governance and Nominating (Chair), Executive

Director Qualifications:

●  Relevant industry and technology experience, financial and accounting expertise as CEO and President of Emotient, Inc., Openwave Systems, Inc. and iPass, Inc.

●  Services and software, cybersecurity, safety and security experience as CEO and President of Emotient, Inc., Openwave Systems, Inc. and iPass, Inc.

●  Public company CEO, global business and developing markets experience as CEO and President of iPass, Inc. and Openwave System, Inc.

●  Private equity, investment banking and capital allocation experience as a Venture Partner of Sway Ventures

●  Public company board experience

Principal Occupation: Venture Partner, Sway Ventures
Age: 60 Director since: 2017 Lead Independent Director (as of May 13, 2019) Independent

EGON P. DURBAN

Mr. Durban is a Managing Partner and Managing Director of Silver Lake, a global private equity firm. Mr. Durban joined Silver Lake in 1999 as a founding principal and is based in the firm’s Menlo Park office. He has previously worked in the firm’s New York office, as well as the London office, which he launched and managed from 2005 to 2010.

Other Public Company Boards: Dell Technologies Inc., SecureWorks Corp, VMware, Inc. In the last five years Mr. Durban served on the board of Intelsat S.A from August 2011 to December 2016.

Board Committees: Compensation and Leadership

Director Qualifications:

●  Relevant industry, technology, global business and services and software experience as Managing Partner and Managing Director of Silver Lake

●  Financial and accounting expertise and private equity, investment banking and capital allocation experience as Managing Partner and Managing Director of Silver Lake and as a former associate with Morgan Stanley’s Investment Banking Division

●  Public company board experience

Principal Occupation: Managing Partner and Managing Director, Silver Lake
Age: 45 Director since: 2015 Independent

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	5

CLAYTON M. JONES

Mr. Jones served as Chairman of the Board of Rockwell Collins, Inc. from 2002 through July 2014, and Chief Executive Officer from June 2001 until his retirement in July 2013. Mr. Jones also served as President of Rockwell Collins and Corporate Officer and Senior Vice President of Rockwell International which he joined in 1979.

Other Public Company Boards: Deere & Company. In the last five years, Mr. Jones served on the boards of Rockwell Collins from March 2001 to July 2014 and Cardinal Health, Inc. from September 2012 to November 2018.

Board Committees: Audit

Director Qualifications:

●  Public company CEO, financial and accounting expertise, and global business experience as former CEO of Rockwell Collins, Inc.

●  Relevant industry, technology, cybersecurity, safety and security experience as former CEO of Rockwell Collins, Inc., and Corporate Officer and Senior Vice President of Rockwell International

●  Government, public policy and regulatory experience as a member of The Business Council, and former member of the President’s National Security Telecommunications Advisory Committee

●  Public company board experience

Principal Occupation: Retired; Formerly Chairman, Chief Executive Officer and President, Rockwell Collins, Inc. (“Rockwell Collins”)
Age: 69 Director since: 2015 Independent

JUDY C. LEWENT

Ms. Lewent served as Chief Financial Officer of Merck, a pharmaceutical company, from 1990 until her retirement in 2007.

Other Public Company Boards: GlaxoSmithKline plc, Thermo Fisher Scientific, Inc. Ms. Lewent served on the board of directors of Motorola, Inc. from May 1995 to May 2010.

Board Committees: Audit (Chair), Executive

Director Qualifications:

●  Public company CFO, financial and accounting expertise, capital allocation experience, and global business experience as the former CFO of Merck

●  Technology experience as a life member of the Massachusetts Institute of Technology

●  Developing markets experience as former CFO at Merck and board member of GlaxoSmithKline

●  Government, public policy and regulatory experience as former CFO at Merck and board member of GlaxoSmithKline and Thermo Fisher

●  Public company board experience

Principal Occupation: Retired; Formerly Executive Vice President & Chief Financial Officer, Merck & Co., Inc. (“Merck”)
Age: 70 Director since: 2011 Independent

6	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

GREGORY K. MONDRE

Mr. Mondre joined Silver Lake in 1999 and is a Managing Partner and Managing Director of Silver Lake based in New York. Mr. Mondre was a principal at TPG, where he focused on private equity investments across a wide range of industries, with a particular focus on technology.

Other Public Company Boards: GoDaddy, Inc. In the last five years, Mr. Mondre served on the board of Sabre Corporation from March 2007 to December 2018.

Board Committees: Audit, Governance and Nominating

Director Qualifications:

●  Relevant industry, technology, global business, and services and software experience as Managing Partner and Managing Director of Silver Lake

●  Financial and accounting expertise and private equity, investment banking and capital allocation experience as Managing Partner and Managing Director of Silver Lake and as former principal at TPG

●  Public company board experience

Principal Occupation: Managing Partner and Managing Director, Silver Lake
Age: 44 Director since: 2015 Independent

ANNE R. PRAMAGGIORE

Ms. Pramaggiore has been the Senior Executive Vice President and Chief Executive Officer of Exelon Utilities, a business unit of Exelon Corporation since June 1, 2018. She has been a member of the Commonwealth Edison (“ComEd”) board of directors since February 2012. She served as ComEd’s President and Chief Executive Officer from February 2012 until June 2018 and as President and Chief Operating Officer from May 2009 until February 2012.

Other Public Company Boards: The Babcock & Wilcox Company

Board Committees: Compensation and Leadership (Chair), Executive

Director Qualifications:

●  Public company division CEO, government, public policy, regulatory, technology, and services and software business experience as Senior Executive Vice President and CEO of Exelon Utilities, Exelon Corporation, CEO of ComEd, Executive Vice President, Customer Operations, Regulatory and External Affairs of ComEd, and as a licensed attorney

●  Global business experience as Chair of the Federal Reserve Bank of Chicago and board member of the Chicago Council on Global Affairs and The Chicago Urban League

●  Public company board experience

Principal Occupation: Senior Executive Vice President and Chief Executive Officer, Exelon Utilities, Exelon Corporation (“Exelon”)
Age: 60 Director since: 2013 Independent

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	7

JOSEPH M. TUCCI

Mr. Tucci is the Co-Chief Executive Officer and Co-Chairman of GTY Technology Holdings, Inc. and Chairman of Bridge Growth Partners. Formerly, Mr. Tucci was the Chairman and Chief Executive Officer of EMC Corporation. He was EMC’s Chairman from January 2006 and CEO from January 2001 until September 2016, when Dell Technologies acquired the company. At that time, he became an advisor to the acquiring company’s founder, Michael Dell, and its board of directors.

Other Public Company Boards: GTY Technology Holdings, Inc., Paychex, Inc. In the past five years Mr. Tucci served on the boards of EMC Corporation from January 2001 to September 2016 and of VMware, Inc. from April 2007 to September 2016.

Board Committees: Compensation and Leadership

Director Qualifications:

●  Public company CEO, technology, global business, and services and software business experience as Chairman, CEO and President of EMC Corporation

●  Relevant industry, developing markets and private equity experience as Co-CEO and Co-Chairman of GTY Technology Holdings, Inc. and founding member and current Chairman of Bridge Growth Partners

●  Government, public policy and regulatory experience as a member of The Business Roundtable and Chair of its Task Force on Education and the Workforce and as a member of The Technology CEO Council

●  Public company board experience

Principal Occupation: Co-Chief Executive Officer and Co-Chairman of GTY Technology Holdings, Inc. and Chairman of Bridge Growth Partners
Age: 71 Director since: 2017 Independent

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE EIGHT NOMINEES NAMED HEREIN AS DIRECTORS. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF SUCH EIGHT NOMINEES AS DIRECTORS.

8	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

OUR BOARD’S QUALIFICATIONS

We believe the Board should be comprised of individuals with appropriate skills and experiences to meet its board governance responsibilities and contribute effectively to the Company. Our Governance and Nominating Committee carefully considers the skills and experiences of current directors and new candidates to ensure that they meet the needs of the Company before nominating directors for election to the Board. All of our non-employee directors serve on Board committees, further supporting the Board by providing expertise to those committees. The needs of the committees also are reviewed when considering nominees to the Board. The Board has a deep working knowledge of matters common to large companies and is comprised of individuals with a mix of skills and qualifications which include:

•	Independence: Seven of eight director nominees

•	Gender and ethnic diversity: Three of eight director nominees

•	Relevant industry experience: Six of eight director nominees

•	Public company CEO, division CEO and CFO: Six of eight director nominees

•	Financial and accounting expertise: Six of eight director nominees

•	Technology and information technology experience: All director nominees

•	Cybersecurity, safety and security experience: Three of eight director nominees

•	Services and software business experience: Six of eight director nominees

•	Global business experience: All director nominees

•	Developing markets experience: Four of eight director nominees

•	Government, public policy and regulatory experience: Five of eight director nominees

•	Private equity, investment banking or capital allocation experience: Seven of eight director nominees

•	Public company board experience: All director nominees

Specific experience, qualifications, attributes or skills of our nominees are listed in the biographies above.

HOW OUR BOARD IS SELECTED AND EVALUATED

As stated in our Board Governance Guidelines, when selecting directors, the Board and the Governance and Nominating Committee review and consider many factors, including: experience in the context of the Board’s needs; leadership qualities; ability to exercise sound judgment; existing time commitments; years to retirement age; and independence from management. They also consider ethical standards and integrity. While the Company does not have a formal policy regarding diversity, gender and ethnic diversity is an essential factor considered by the Board and the Governance and Nominating Committee when selecting director nominees. The Board and the Governance and Nominating Committee recognize the importance of a Board representing diverse knowledge and experiences and strive to nominate directors with a variety of complementary skills, backgrounds and perspectives so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s businesses. The Governance and Nominating Committee annually assesses the effectiveness of its director nomination process and the Board Governance Guidelines.

The Governance and Nominating Committee will consider nominees recommended by Motorola Solutions shareholders, provided that the recommendation contains sufficient information (as required by the Company’s Bylaws), including the candidate’s qualifications, to assess the suitability of the candidate, and is timely received in accordance with the Company’s Bylaws. Shareholder-recommended candidates that comply with these procedures will receive the same consideration that other candidates receive.

The Governance and Nominating Committee considers recommendations from many sources, including members of the Board, management and search firms. From time to time, Motorola Solutions hires search firms to help identify and facilitate the screening and interview process of director candidates. In 2018, we continued our retention of Russell Reynolds to assist with this process. Russell Reynolds compiles a list of candidates, evaluates each candidate and makes recommendations to the Governance and Nominating Committee. They screen candidates based on the Board’s criteria, perform reference checks, prepare a biography of each candidate for the Governance and Nominating Committee’s review and help arrange interviews if necessary. The Governance and Nominating Committee and the Chairman of the Board will conduct interviews with candidates who meet the Board’s criteria. The Governance and Nominating Committee has full discretion in considering potential candidates and making its nominations to the Board.

HOW OUR BOARD GOVERNS THE COMPANY

We believe that the governance tone of a company is set at the top. The Board has:

•	Responsibility for overseeing management and providing strategic guidance

•	A belief in the steady refreshment of the Board to bring new and diverse perspectives

•	A belief in the importance of staying well informed

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	9

•	A willingness to manage risks, seize opportunities and embrace leadership

We adhere to a number of good board governance practices and principles:

•	7 of our 8 members are independent, including all committee members

•	A lead independent director

•	Regular executive session meetings of independent directors

•	Annual director self-assessment process

•	Regular risk assessment processes

•	Board Governance Guidelines and Principles of Conduct

•	Director Independence Guidelines

We maintain a strong foundation of corporate governance practices and principles:

•	Annual election of directors

•	No super majority provisions

•	No “poison pill”

•	Majority voting standard in uncontested director elections

•	20% threshold for special meeting vote

•	Shareholder right to act by written consent

•	Succession planning:

Succession planning is important at all levels of the Company. In 2018, the Board reviewed short and long-term succession plans for the CEO and other members of management’s executive committee. When assessing possible CEO candidates, the Board identified skills and behavioral characteristics they consider a requirement for the Company’s CEO. The Board evaluates these succession plans with the overall business strategy in mind. When possible, potential leaders are introduced to the Board through presentations or separate events.

We maintain a robust compensation governance framework:

•	Retention of independent compensation consultant

•	Annual “say on pay” votes

•	No excise tax gross-up provisions

•	A recoupment “clawback” provision

•	Stock ownership guidelines for directors and officers

•	An anti-hedging policy

We maintain comprehensive governance of risks and corporate controls:

•	Code of Business Conduct

•	Supplier Code of Conduct and regular supplier audits

•	Anti-Human Trafficking Compliance Plan

•	Robust oversight of risk:

The Board oversees the business of the Company, including CEO and senior management performance and risk management, to assure that the long-term interests of the shareholders are being served. Each committee of the Board is also responsible for reviewing the risk exposure of the Company related to the committee’s areas of responsibility and providing input to management on such risks. Management and our Board have a robust process embedded throughout the Company to identify, analyze, manage and report all significant risks facing the Company. Our CEO and other senior managers regularly report to the Board on significant risks facing the Company, including financial, cybersecurity, operational and strategic risks. Each of the Board committees reviews with management significant risks related to the committee’s area of responsibility and reports to the Board on such risks, which includes the Compensation and Leadership Committee’s review of Company-wide compensation-related risks and the Audit Committee’s review of financial and cybersecurity risks. While each committee is responsible for reviewing significant risks in the committee’s area of responsibility, the entire Board is regularly informed about such risks through committee reports and

10	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

presentations to the entire Board. The oversight of specific risks by Board committees enables the entire Board to oversee risks facing the Company more effectively and develop strategic direction taking into account the effects and magnitude of such risks. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management. Our audit services department has a very important role in the risk management program. The role of this department is to provide management and the Audit Committee with an overarching and objective view of the risk management activities of the Company. Audit services identifies and conducts engagements utilizing an enterprise risk management model, with the engagements spanning financial, operational, strategic and compliance risks. The engagement results assist management in maintaining acceptable risk levels. The director of audit services reports directly to the Audit Committee as well as the Chief Financial Officer and meets regularly with the Audit Committee and its chairperson, including in executive session.

We encourage you to visit www.motorolasolutions.com/investors to obtain more information and view our governance documents. Amendments to the above documents, or waivers applicable to our directors, chief executive officer, chief financial officer or corporate controller from certain provisions of our ethical policies and ethical standards for directors and employees, will be posted on the Motorola Solutions website within four business days following the date of the amendment or waiver. There were no waivers in 2018.

OUR BOARD’S LEADERSHIP STRUCTURE

At the Annual Board meeting held in May 2011, the Board combined the roles of Chairman and Chief Executive Officer and appointed Gregory Q. Brown to serve as both Chief Executive Officer and Chairman of the Board and also appointed an independent director as Lead Independent Director. The Board reappointed Mr. Brown as Chairman of the Board and an independent director as Lead Independent Director at the Annual Board meetings held in 2012 through 2018. The Board determined that Mr. Brown’s thorough knowledge of Motorola Solutions’ business, strategy, people, operations, competition and financial position coupled with his leadership and vision made him well positioned to chair Board meetings and bring key business and stakeholder issues to the Board’s attention. Our Lead Independent Director, currently Mr. Scott, chairs the executive sessions of the Board and acts as a liaison between our Chairman and independent directors. If elected at the Annual Meeting of Shareholders, Mr. Denman will serve as our Lead Independent Director, effective May 13, 2019.

COMMITTEES OF THE BOARD

To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The Board currently has the following standing committees: (1) Audit, (2) Compensation and Leadership, (3) Governance and Nominating, and (4) Executive. The charters for each of the Audit Committee, Compensation and Leadership Committee and Governance and Nominating Committee are available on our website at www.motorolasolutions.com/investors. Committee membership as of December 31, 2018 (except as otherwise noted), the number of meetings of each committee during 2018, and the functions of each committee are described below:

AUDIT COMMITTEE

•   Assist the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, disclosure controls and procedures, financial reporting practices and legal and regulatory compliance.

•   Engage the independent registered public accounting firm.

2018 Meetings: 9
Judy C. Lewent (Chair) Clayton M. Jones Gregory K. Mondre

•   Monitor the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal auditors.

•   Maintain, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent registered public accounting firm.

•   Oversee compliance with the Company’s policies for conducting business, including ethical business standards.

•   Review the Company’s overall financial position, asset utilization and capital structure.

•   Review the need for equity and/or debt financing and specific outside financing proposals.

•   Monitor the performance and investments of employee retirement and related funds.

•   Review the Company’s dividend payment plans and practices.

•   Prepare the report of the Audit Committee included in this Proxy Statement.

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	11

COMPENSATION AND LEADERSHIP COMMITTEE

•   Assist the Board in overseeing the management of the Company’s human resources, including:

•   compensation and benefits programs;

•   CEO performance and compensation;

•   executive development and succession;

•   diversity efforts; and

•   evaluation of the Company’s senior management.

•   Review and discuss the Compensation Discussion and Analysis (“CD&A”) with management and make a recommendation to the Board on the inclusion of the CD&A in this Proxy Statement.

•   Prepare the report of the Compensation and Leadership Committee included in this Proxy Statement.

2018 Meetings 5
Anne R. Pramaggiore (Chair) Egon P. Durban Joseph M. Tucci

GOVERNANCE AND NOMINATING COMMITTEE

•   Identify individuals qualified to become Board members, consistent with the criteria approved by the Board.

•   Recommend director nominees and individuals to fill vacant positions and to serve on committees.

•   Assist the Board in interpreting the Company’s Board Governance Guidelines, the Board’s Principles of Conduct and any other similar governance documents adopted by the Board.

•   Oversee the evaluation of the Board and its committees.

•   Review the independence of directors and evaluate and/or approve related party transactions.

•   Oversee the governance and compensation of the Board.

•   Review the Company’s environmental, social and governance strategy, initiatives and policies.

2018 Meetings: 4
Kenneth D. Denman (Chair) Gregory K. Mondre Samuel C. Scott III

EXECUTIVE COMMITTEE	• Act for the Board between meetings on matters already approved in principle by the Board. • Exercise the authority of the Board on specific matters assigned by the Board from time to time.
2018 Meetings: 0
Gregory Q. Brown (Chair) Kenneth D. Denman Judy C. Lewent Anne R. Pramaggiore Samuel C. Scott III (Lead Independent Director)*

*	Mr. Scott is not standing for reelection, and on February 14, 2019 Mr. Denman was appointed Lead Independent Director, effective May 13, 2019.

Attendance at Board Meetings

The Board held six meetings during 2018. Overall attendance at Board and committee meetings was 97%. Each incumbent director attended 100% of the combined total meetings of the Board and the committees on which he or she served during 2018, except for one director that attended 93% and one director that attended 79% of such meetings. At the Board meetings, independent directors of the Company meet regularly in executive session without management as required by the Board Governance Guidelines and NYSE listing standards. Generally, executive sessions are held in conjunction with regularly-scheduled meetings of the Board. In 2018, the non-employee independent members of the Board met in executive session five times. In addition, Board members are expected to attend the Annual Meeting as provided in the Board Governance Guidelines. Eight of the directors who stood for election at the 2018 Annual Meeting attended that meeting.

INDEPENDENCE

On March 7, 2019, the Board made the determination, based on the recommendation of the Governance and Nominating Committee and in accordance with our Director Independence Guidelines, that the current non-employee directors, Mr. Denman, Mr. Durban, Mr. Jones, Ms. Lewent, Mr. Mondre, Ms. Pramaggiore, Mr. Scott and Mr. Tucci, were independent during the periods in 2018 and 2019 that they were members of the Board. Mr. Brown does not qualify as an independent director because he is an Executive Officer of the Company. See Motorola Solutions’ Relationship with Entities Associated with Independent Directors for further details.

Determining Independence

The Director Independence Guidelines include both the NYSE independence standards and additional independence standards the Board has adopted to determine if a relationship that a Board member has with the Company is material. We have adopted a stricter application of the NYSE independence standards requiring a look-back of four years when assessing independence in connection with a director’s (i) status as an employee of the Company, (ii) direct compensation from the Company in excess of $120,000, (iii) relationship with our internal or external auditor, and (iv) employment with a company that has made payments to, or received payments from, the Company for property or services.

12	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

A complete copy of the Director Independence Guidelines is available on the Company’s website at www.motorolasolutions.com/investors.

Motorola Solutions’ Relationship with Entities Associated with Independent Directors

When assessing independence, each of Mr. Denman, Ms. Pramaggiore and Mr. Scott had relationships with entities that were reviewed by the Board under independence standards covering contributions or payments to charitable or similar not-for-profit organizations. In addition, each of Mr. Denman, Mr. Durban, Mr. Mondre, Ms. Pramaggiore, Mr. Scott, and Mr. Tucci had relationships with entities that were reviewed by the Board under independence standards covering payments to, or received from, other entities. In each case, the payments or contributions were significantly less than the NYSE independence standards or the Director Independence Guidelines adopted by the Board, or did not constitute a disqualifying event under such standards and were determined by the Board to be immaterial.

Independent Members of the Audit, Compensation and Leadership and Governance and Nominating Committees

The Board has determined that all of the current members of the Audit Committee, the Compensation and Leadership Committee and the Governance and Nominating Committee are independent within the meaning of the Director Independence Guidelines, applicable rules of the SEC and the NYSE listing standards for independence.

RELATED PERSON TRANSACTION POLICY AND PROCEDURES

The Company has established a written related person transaction policy and procedures (the “RPT Policy”) to assist it in reviewing transactions in excess of $120,000 (“Transactions”) involving the Company and its subsidiaries and Related Persons (as defined below). The RPT Policy supplements our other conflict of interest policies set forth in the Principles of Conduct for Members of the Motorola Solutions, Inc. Board of Directors, the Code of Business Conduct for employees and our other internal procedures.

For purposes of the RPT Policy, a Related Person includes directors, director nominees and executive officers of the Company since the beginning of the Company’s last fiscal year, beneficial owners of 5% or more of any class of voting securities of the Company and members of their respective immediate families. The Governance and Nominating Committee reviews all RPT Policy matters.

The RPT Policy provides that any Transaction since the beginning of the last fiscal year is to be promptly reported to the Company’s Secretary. The Secretary will assist with gathering important information about the Transaction and present the information to the Governance and Nominating Committee. The Governance and Nominating Committee will determine whether the Transaction is a Related Person Transaction and, if so, approve, ratify or reject the Related Person Transaction. In approving, ratifying or rejecting a Related Person Transaction, the Governance and Nominating Committee will consider such information as it deems important to conclude if the Transaction is fair to the Company and its subsidiaries.

Motorola Solutions had no Related Person Transactions in 2018.

HOW YOU CAN COMMUNICATE WITH OUR BOARD

All communications to the Board of Directors, Chairman of the Board, the non-management directors or any individual director, must be in writing and addressed to them c/o Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661 or by email to boardofdirectors@MotorolaSolutions.com. Our Secretary reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Board committees or that she otherwise determines requires the Board’s or any Board committee’s attention.

HOW WE DETERMINE DIRECTOR COMPENSATION

The Governance and Nominating Committee recommends to the Board the compensation for non-employee directors, which is to be consistent with market practices of other similarly situated companies and takes into consideration the impact on non-employee directors’ independence and objectivity. The Board has asked the Compensation and Leadership Committee to assist the Governance and Nominating Committee in making such recommendations. The charter of the Governance and Nominating Committee does not permit it to delegate director compensation matters to management, and management has no role in recommending the amount or form of director compensation.

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	13

HOW OUR DIRECTORS ARE COMPENSATED

As of the May 16, 2017 Board meeting, non-employee director compensation was set as follows on an annual basis:

Cash Compensation	Annual Compensation (paid quarterly)

Annual Cash Retainer	$100,000

Lead Independent Director Fee	$25,000

Audit Committee Chairperson Fee	$25,000

Compensation and Leadership Committee Chairperson Fee	$20,000

Governance and Nominating Committee Chairperson Fee	$15,000

Audit Committee Member Fee	$10,000
Equity Compensation	Annual Compensation (paid annually)

Annual Equity Grant	$190,000

During 2018, a director could elect to receive all or a portion of his or her annual cash retainer and other cash fees in the form of (i) deferred stock units (“DSUs”) that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or (iii) outright shares. Directors could also elect to receive the annual equity grant in the form of (i) DSUs that settle when the director terminates service, or (ii) DSUs that settle after one year (unless service is earlier terminated). These choices allow directors to engage in tax planning appropriate for their circumstances. Notwithstanding earlier settlement or receipt of shares, directors must hold all shares awarded or paid to them until termination of service from the Board.

On May 15, 2018, each then non-employee director received a DSU award of 1,770 shares of Common Stock. The number of DSUs awarded was determined by dividing $190,000 by the fair market value of a share of Common Stock on the date of grant (rounded up to the next whole number) based on the closing price on the date of grant. For a non-employee director who becomes a member of the Board of Directors after the annual grant of deferred stock units, the award will be prorated based on the number of full months to be served until the next annual meeting of shareholders ($15,833.33 per month) divided by the closing price of the Common Stock on the day of election to the Board.

Non-employee directors are not eligible to participate in the Motorola Solutions Management Deferred Compensation Plan. Motorola Solutions does not have a non-equity incentive plan or pension plan for non-employee directors. Non-employee directors do not receive any additional fees for attendance at meetings of the Board or its committees, or for additional work done on behalf of the Board or a committee. The Company also reimburses its directors and, in certain circumstances, spouses who accompany directors, for travel, lodging and related expenses they incur in attending Board and committee meetings or other meetings as requested by Motorola Solutions. Mr. Brown, who was an employee during 2018, received no additional compensation for serving on the Board.

The following table further summarizes compensation paid to the non-employee directors during 2018.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	All Other Compensation ($) (g)	Total ($) (h)

Kenneth D. Denman	111,250	190,063	–	301,313
Egon P. Durban	0	290,339	–	290,339

Clayton M. Jones	110,000	190,063	–	300,063

Judy C. Lewent	125,000	190,063	–	315,063

Gregory K. Mondre	0	300,430	–	300,430

Anne R. Pramaggiore	60,000	250,299	–	310,299

Samuel C. Scott III(4)	128,750	190,063	–	318,813

Joseph M. Tucci	100,000	190,063	–	290,063

(1)

During 2018, directors could elect to receive all or a portion of their annual cash retainer or other cash fees in the form of (i) DSUs that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or (iii) outright shares (in each case, rounded up to the next whole share). The amounts in column (b) are the portion of the annual cash retainer and any other fees the non-employee director has elected to receive in cash.

14	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

(2)

The non-employee directors received an annual grant of DSUs on May 15, 2018. With respect to the annual grant of equity, Messrs. Durban, Jones, Mondre, Scott, Tucci and Ms. Pramaggiore elected to receive DSUs that settle at termination of service, and Mr. Denman and Ms. Lewent elected to receive DSUs that settle at termination or after one year, whichever is earlier, and these amounts are included in column (c). All amounts in column (c) are the aggregate grant date fair value of DSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“ASC Topic 718”), including dividend equivalents, as applicable. The number of DSUs or shares of Common Stock received, including quarterly fees elected to be received in equity, and the fair value on each date of grant are as follows:

	March 30	May 15	June 29	September 28	December 31
Directors	Common Stock/ Deferred Stock Units	Annual Grant of Deferred Stock Units	Common Stock/ Deferred Stock Units	Common Stock/ Deferred Stock Units	Common Stock/ Deferred Stock Units

Kenneth D. Denman	–	1,770	–	–	–
Fair Value		$190,063

Egon P. Durban	238	1,770	215	193	218
Fair Value	$25,061	$190,063	$25,020	$25,117	$25,079

Clayton M. Jones	–	1,770	–	–	–
Fair Value		$190,063

Judy C. Lewent	–	1,770	–	–	–
Fair Value		$190,063

Gregory K. Mondre	262	1,770	237	212	240
Fair Value	$27,589	$190,063	$27,580	$27,590	$27,610

Anne R. Pramaggiore	143	1,770	129	116	131
Fair Value	$15,058	$190,063	$15,012	$15,096	$15,070

Samuel C. Scott III	–	1,770	–	–	–
Fair Value		$190,063

Joseph M. Tucci	–	1,770	–	–	–
Fair Value		$190,063

(3)	The aggregate number of Motorola Solutions DSUs and Restricted Stock awards outstanding at December 31, 2018 includes accrued dividend equivalents or shares, is shown below:

Directors	Deferred Stock Units	Restricted Stock

Kenneth D. Denman	1,785	–

Egon P. Durban	11,862	–

Clayton M. Jones	8,719	–

Judy C. Lewent	6,032	–

Gregory K. Mondre	12,009	–

Anne R. Pramaggiore	18,956	–

Samuel C. Scott III	39,599	2,209

Joseph M. Tucci	4,124	–

(4)	Mr. Scott is not standing for reelection; his last day on the Board will be May 12, 2019.

Director Stock Ownership Guidelines

Our Board stock ownership guidelines provide that non-employee directors are expected to own Common Stock with a value equivalent to at least five times the annual cash retainer fee for directors within five years after the date of joining the Board. In addition, directors are required to hold all shares paid or awarded by the Company until their termination of service. For the purposes of these guidelines, Common Stock includes deferred stock units. As of December 31, 2018, all non-employee directors were in compliance with the stock ownership guidelines.

DIRECTOR RETIREMENT PLAN AND INSURANCE COVERAGE

In 1996, the Board terminated its director retirement plan and no current non-employee directors are entitled to receive retirement benefits. In 1998, Mr. Scott, the only current director with an interest in the plan, converted his accrued benefits in the retirement plan into shares of restricted Common Stock. He may not sell or transfer these shares and these shares are subject to repurchase by Motorola Solutions until he is no longer a member of the Board because: (1) he does not stand for re-election or is not re-elected, or (2) of his disability or death.

Non-employee directors are covered by insurance that provides accidental death and dismemberment coverage of $500,000 per person. The spouse of each such director is also covered by such insurance when traveling with the director on business trips for the Company. The Company pays the premiums for such insurance. The total premiums for coverage of all such non-employee directors and their spouses during the year ended December 31, 2018 were $1,253.

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	15

OUR COMPANY

We are committed to sharing important information with you about:

•	What the Company does

•	How it performed over the year

•	How it gets the best out of all of its people—not just its executives and directors

•	How it extends its good corporate practices throughout its supply chain

•	How its maintenance of good community relationships helps protect its social license to operate

•	How its stewardship of the environment helps attract talent, maintain stakeholder support and demonstrate integrity

•	How its maintenance of extensive, integrated compliance and control functions helps it manage expected and unexpected risks and survive difficult years as well as strong ones

WHO WE ARE

Motorola Solutions is a leading global provider of mission-critical communications serving more than 100,000 customers in over 100 countries. We have a rich heritage of innovation spanning more than 90 years that continues to be driven by our more than 16,000 global employees. We are committed to running our business ethically, responsibly and as a good corporate citizen to the communities in which we live and serve. All of this together helped us deliver 30% in total shareholder return in 2018. We invest in our people and policies to ensure they are each individually dedicated to maintaining these commitments.

OUR LEADERSHIP TEAM

Our Chief Executive Officer’s team, the management Executive Committee (“EC”), is comprised of the following six individuals:

GINO BONANOTTE

Mr. Bonanotte is Executive Vice President and Chief Financial Officer of Motorola Solutions. He leads the Company’s global finance organization as well as information technology, supply chain operations, procurement and business development. He joined Motorola in 1988 and has held a number of key global financial leadership positions in his 30 years with the company, including corporate financial planning, supply chain, strategy and market business development, mergers and acquisitions, and joint ventures. Mr. Bonanotte serves as president and treasurer and is on the board of directors of the Motorola Solutions Foundation. He is also a member of the President’s Council at the Museum of Science and Industry in Chicago.

Previous Experience

Corporate Vice President at Motorola Solutions, responsible for financial operations of the sales and product operations organizations

Education

Mr. Bonanotte graduated with a bachelor’s degree in business from Northern Illinois University and a master’s degree in business administration from the University of Chicago’s Booth School of Business

Executive Vice President and Chief Financial Officer
Joined Motorola Solutions: 1988 Age: 54

16	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

MARK HACKER

Mr. Hacker is Executive Vice President, General Counsel & Chief Administrative Officer of Motorola Solutions. He leads the Company’s legal, government affairs and human resources teams. Mr. Hacker is a member of both the Illinois and Pennsylvania state bars, has been a certified public accountant, and is an adjunct professor at Northwestern University School of Law. Mr. Hacker is on the board of directors of Business Executives for National Security, Skills for Chicagoland’s Future, St. Rita of Cascia High School in Chicago and the 100 Club of Chicago. He is also a member of the President’s Advisory Council of Villanova University.

Previous Experience

Senior Vice President and General Counsel, Motorola Solutions, overseeing legal, government affairs, global marketing, communications and the Motorola Solutions Foundation; Corporate Finance Associate, Buchanan Ingersoll & Rooney; Accountant, Arthur Andersen

Education

Mr. Hacker earned a bachelor’s degree in accountancy from Villanova University and a law degree from Villanova University School of Law

Executive Vice President, General Counsel and Chief Administrative Officer
Joined Motorola Solutions: 2001 Age: 47

KELLY MARK

Mr. Mark is Executive Vice President, Services & Software, for Motorola Solutions. He is responsible for the Company’s services and software business, which includes recurring revenue solutions in managed and support services, public safety and enterprise command center software solutions and unified communications applications. Mr. Mark is also the Company’s executive sponsor for FIRST Robotics, which provides students with hands-on experiences building robots as they learn skills in science, technology, engineering and math (STEM).

Previous Experience

Senior Vice President, Managed and Support Services, Motorola Solutions, overseeing services strategy, offer design and delivery worldwide

Education

Mr. Mark earned a bachelor’s degree in business from the University of Illinois and a master’s degree in business administration from Harvard Business School

Executive Vice President, Services and Software
Joined Motorola Solutions: 1999 Age: 47

JACK MOLLOY

Mr. Molloy is Executive Vice President of Products & Sales for Motorola Solutions. He leads the Company’s worldwide sales organization and the product development of land mobile radio systems, devices, and video and analytics solutions. Mr. Molloy serves on the SBI Advisory Board and the board of trustees for The Field Museum in Chicago.

Previous Experience

Executive Vice President, Worldwide Sales & Services, Motorola Solutions, overseeing global sales, systems integration and managed and support services

Education

Mr. Molloy earned a bachelor’s degree in marketing from Northern Illinois University and a master’s degree in business administration from Loyola University

Executive Vice President, Products and Sales
Joined Motorola Solutions: 1994 Age: 47

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	17

RAJAN NAIK

Mr. Naik is Senior Vice President, Chief Strategy & Innovation Officer, for Motorola Solutions. He is responsible for the corporate strategy organization, chief technology office, venture capital portfolio and competitive and market intelligence. Mr. Naik serves on the board of directors for CSG International.

Previous Experience

Senior Vice President and Chief Strategy Officer, Advanced Micro Devices; Partner, Technology/Media/Telecom, McKinsey & Company

Education

Mr. Naik earned a bachelor’s degree in engineering from Cornell University and a doctorate in engineering from the Massachusetts Institute of Technology

Senior Vice President, Chief Strategy and Innovation Officer
Joined Motorola Solutions: 2015 Age: 47

CYNTHIA YAZDI

Ms. Yazdi is Senior Vice President and Chief of Staff for the Chairman and CEO of Motorola Solutions. She also leads worldwide marketing and communications for the Company, as well as the Motorola Solutions Foundation. Ms. Yazdi serves on the board of trustees of the Peggy Notebaert Nature Museum in Chicago and is president of the Young Professionals Group at Motorola Solutions.

Previous Experience

Has held a variety of leadership positions in strategy and operations roles during her 18-year career with the Company; most recently, she led product and business operations for the Asia Pacific and Middle East regions

Education

Ms. Yazdi earned a bachelor’s degree in civil engineering from Concordia University

Senior Vice President, Chief of Staff, Marketing & Communications and Motorola Solutions Foundation
Joined Motorola Solutions: 2000 Age: 54

18	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

OUR INCLUSIVE GLOBAL TEAM

Our more than 16,000 employees work every day to fulfill our mission of being our customers’ lifeline. We strive to create a culture where every employee experiences engaging work, effective collaboration and is rewarded for their contributions. To build this culture, we have in place a range of programs that ensure all our employees share in the value created for our shareholders and customers. We regularly win awards for being a good place to work and get top marks from the leading Environmental, Social and Governance (“ESG”) scorecards.

•

We provide a bonus program for every employee that is funded by the same financial performance outcomes as those we use to reward our CEO and his leadership team. As with our executive team, our employees have an opportunity to be paid individually based on performance.

•	We provide a stock purchase plan that allows our employees to hold a stake in the Company.

•	We provide comprehensive and competitive benefits in every geography where we operate including non-financial benefits such as flexible work options and professional development.

Further information on our compensation programs and benefits is provided in Compensation Discussion and Analysis.

We have a strong commitment to inclusion and diversity that includes corporate sponsorship of several councils including:

•	Women’s Council, Multicultural Business Council, LGBTA Council, People with Disabilities and Allies Council, Veterans Business Council.

•	In 2018, over 100 human resources professionals and hiring managers received several hours of specialized training on how to remove unconscious bias from the hiring process.

OUR COMMITMENT TO COMMUNITY

Motorola Solutions is committed to the communities where we live and work. More than 4,600 employees around the world contributed 39,000 hours of volunteer time to their communities last year, serving as mentors, tutors, firefighters, science fair judges and more.

In 2018, Motorola Solutions Foundation grants in 38 countries supported 2.5 million students, teachers, first responders and community members with science, technology, engineering and math education as well as public safety programs and disaster relief.

Our commitment to positive social impact, constructive corporate governance, managing environmental and social responsibilities, and community engagement has been recognized by a number of third parties with notable sustainability credentials.

•	We have been included in the prestigious Dow Jones Sustainability Index (DJSI) for North America, the FTSE4Good Index, and ranked #9 on Barron’s list of Top 100 Sustainable Companies.

•	ISS has awarded us the highest possible score for our environmental and social programs.

•	Sustainalytics gives us an overall “outperform” on ESG metrics.

•	Points of Light has recognized us as one of the “Civic 50” – the 50 most community-minded companies in the United States.

•	Bloomberg lists us on its Gender Equality Index – an index for companies that are committed to transparency in reporting the gender equality in their companies.

•	MSCI gives us good – second quartile – ratings for human capital development, supply chain labor standards, corporate governance and sourcing of materials.

OUR COMMITMENT TO THE ENVIRONMENT

As a mission-critical communications and telecommunications equipment provider, we have a unique operating footprint within our sector, and limited exposure to environmental risks and opportunities. However, we are always looking for ways to run our operations more sustainably, and from 2016 to 2017 our comprehensive environmental policies and management systems drove the following savings:

•	Energy use reduced by 19%

•	Water use reduced by 25%

•	CO2 emissions reduced by 20%

•	Waste production reduced by 29%

•	Electronic waste collection for recycling increased by 22%

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	19

OUR COMPLIANCE AND CONTROL

We recognize that it is important for a company to have programs in place to handle the unexpected. Since we are a company that helps create safer communities, we strongly believe in having policies that mitigate risks when something goes wrong.

We consider ourselves to be leaders in this space and we have a number of critical policies that ensure we do business the right way. Some of them include:

•	Our Board of Directors Code of Conduct

•	Our Code of Business Conduct

•	Our Supplier Code of Conduct

•	Ethics and Compliance Training

•	Anti-Bribery Training

•	Anti-Harassment Training

•	Whistleblower Protection Policy

•	Anti-Human Trafficking Compliance Plan

OUR CODE OF BUSINESS CONDUCT

Our Code of Business Conduct is a snapshot of the legal and policy requirements we follow at Motorola Solutions as part of our commitment to always act lawfully and ethically. We work each day with a purpose: to help people be their best in the moments that matter. Achieving this purpose necessitates an unwavering commitment to integrity and doing business the right way.

Some highlights of our Code of Business Conduct include the following best practices:

•	Our Audit Committee oversees ethics issues

•	Our Supplier Code of Conduct requires suppliers and partners to extend our Supplier Code of Conduct to their employees and sub-contractors

•	We routinely conduct internal audits on ethical standards

•	We have a robust Whistleblower Protection Policy with extensive protections

OUR RESPONSIBLE SUPPLY CHAIN

We are an active Responsible Business Alliance (RBA) member, supporting the well-being of workers in the global electronics supply chain. Our comprehensive Supplier Code of Conduct and Anti-Human Trafficking Compliance Plan, includes:

•	Regular independent social and environmental risk management audits

•	Separate independent audits of higher risk suppliers, with report sharing via the RBA

We conducted 156 supplier assessments in 2018, including suppliers representing 81% of supply chain spend, based on current reporting standards.

For more information on our commitment to corporate responsibility please see our most recent corporate responsibility report at https://www.motorolasolutions.com/en_us/about/company-overview/corporate-responsibility.html. Our 2018 report will be published during the summer of 2019.

20	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, following a competitive proposal process involving multiple firms. We are asking our shareholders to ratify the appointment of PwC as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of PwC to our shareholders for ratification as a matter of good corporate governance.

Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will have the opportunity to respond to appropriate questions from shareholders. In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

KPMG LLP (“KPMG”) was the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2018 and December 31, 2017. Representatives of KPMG are not expected to be present at the Annual Meeting. Services provided to the Company and its subsidiaries by KPMG in fiscal years 2017 and 2018 are described under Audit Committee Matters—Independent Registered Public Accounting Firm Fees.

Former Independent Registered Public Accounting Firm

The Company dismissed KPMG as its independent registered public accounting firm effective upon the issuance by KPMG of their reports on the consolidated financial statements as of and for the year ended December 31, 2018 and the effectiveness of internal control over financial reporting as of December 31, 2018 included in the filing of the 2018 Form 10-K.

The audit reports of KPMG on the Company’s consolidated financial statements for the fiscal years ended December 31, 2018 and December 31, 2017 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s fiscal years ended December 31, 2018 and December 31, 2017, (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports on the consolidated financial statements for such years; and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided KPMG with a copy of its Current Report on Form 8-K and requested that KPMG furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein and if not, stating the respects in which it does not agree. A copy of KPMG’s letter dated May 17, 2018, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2018.

New Independent Registered Public Accounting Firm

On May 14, 2018, the Audit Committee appointed PwC as its new independent registered public accounting firm, contingent upon completion of PwC’s acceptance procedures. PwC’s appointment will be for the Company’s fiscal year ending December 31, 2019, and related interim periods.

During the Company’s two most recent fiscal years ended December 31, 2018 and December 31, 2017, neither the Company nor anyone on its behalf consulted PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP.

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	21

OUR PAY

PROPOSAL NO. 3 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934 (“Exchange Act”), we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement. The Board has adopted a policy providing for annual “say-on-pay” advisory votes. Although the vote is non-binding, the Board and Compensation and Leadership Committee will review and consider the outcome of the vote when considering future executive compensation arrangements. In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis, below, for a detailed description of our executive compensation philosophy and programs. In particular, you should consider the following factors, which are more fully discussed in the Compensation Discussion and Analysis:

•	We actively engage our shareholders on their views and consider this input when designing our executive compensation programs.

•	Our programs are designed to pay for performance, so a majority of the NEOs’ total compensation is based on the performance of the Company and 100% of their long-term incentives are performance-based.

•

Our executive compensation program incorporates many leading practices to ensure ongoing good governance, including a “clawback” policy, anti-hedging and anti-pledging, stock ownership guidelines and no excise tax gross-ups.

For the reasons discussed above, the Board unanimously recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and other related tables and disclosures in this Proxy Statement.”

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

22	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

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LETTER TO SHAREHOLDERS FROM COMPENSATION AND LEADERSHIP COMMITTEE CHAIR

Thank you for your interest in, and support of, Motorola Solutions. As part of our efforts to respond to shareholder requests for more context and insight regarding the Compensation and Leadership Committee’s compensation decisions, we have, for the first time, added a “Paying for Performance” section in the Executive Summary to emphasize the link between our strong performance and incentive payouts. Additionally, we highlight our responses to your feedback throughout the Compensation Discussion and Analysis.

Our engagement with shareholders during last year’s proxy season, and as a follow-on to the 2018 Say on Pay vote, resulted in changes to the Company’s compensation program. Specifically, we have added more disclosure and structure around our Committee’s ability to exercise informed discretion as it relates to assessment of performance results, eliminated cash from the CEO’s long-term incentive awards and will reduce the portion of awards settled in cash for other NEOs beginning next year. We have increased the Committee’s ability to use discretion in the event of negative share price trends and increased our CEO’s equity holding requirements. Each of these changes was a response to shareholder input.

We believe the Company’s compensation program is performing as it should to incent efforts consistent with driving increasing levels of shareholder value and enhancing retention of key talent. We believe the best proof of this is the high quality of the management team that has emerged and in the results we’ve seen over the four-year period since the program was introduced. Motorola Solutions’ total shareholder return significantly outperformed the S&P 500 in 2018, 30% compared to -4%, and over the past three years, 79% compared to 30%.

Sincerely,

Anne Pramaggiore

Compensation and Leadership Committee Chair

24	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

SAY ON PAY VOTE RESULTS AND SHAREHOLDER ENGAGEMENT

HISTORICAL SAY ON PAY RESULTS

The Compensation and Leadership Committee (the “Committee”) strives to ensure our executive compensation program aligns with the interests of our shareholders and adheres to our pay-for-performance philosophy. Our executive compensation program, in place since 2015, has historically received very strong shareholder support (averaging over 96% approval from 2015 to 2017). With 2018’s unusually low level of approval—69% shareholder support for our Say on Pay (“SOP”) vote—we have taken concrete steps to understand and respond to our shareholders’ concerns.

PROXY	2015	2016	2017	2018

SOP RESULT	97.4%	96.4%	95.6%	69.1%

2018 SHAREHOLDER ENGAGEMENT

Consistent with prior years, our shareholder engagement process in 2018 was multifaceted and continuous. Our efforts include monitoring trends, seeking expert input on pay practices and corporate governance, and engaging investors and shareholder groups on pay topics. We conduct targeted outreach efforts twice a year with shareholders, institutional investors and proxy advisory firms.

Our shareholders’ perspective is a critical input considered by the Committee for determining executive compensation. Given our lower SOP result, we enhanced our outreach efforts in 2018 to include:

•	Spring: expanded outreach to more shareholders and included Committee Chair participation in the engagement process

•	Fall: focused outreach to solicit specific feedback from shareholders who voted against our SOP

SPRING Answered questions and addressed concerns prior to the 2018 Annual Meeting Contacted top 50 shareholders (~70% ownership) Spoke with shareholders representing ~41% ownership
FALL Collected feedback on the results of the 2018 Annual Meeting Contacted top 25 shareholders (~60% ownership) Spoke with shareholders representing ~14% ownership

SUMMARY OF BOARD RESPONSIVENESS

Overall, feedback from our shareholders was positive, recognizing the strength of our management team and their continued support of our performance-based programs. However, our shareholders also provided consistent feedback on how to improve aspects of our CEO’s pay program and specific incentive program features.

CATEGORY	THEMES WE HEARD FROM SHAREHOLDERS	BOARD RESPONSE

CEO PAY	CEO pay mix is heavy in cash

Eliminated cash from CEO long-term incentives;

paying 2016-2018 Long Range Incentive Plan (“LRIP”), and all future cycles, in stock to provide continued alignment with

shareholders after payment

To further reinforce alignment with shareholders,

increased CEO stock ownership requirement from

6x to 10x base salary

	Individual Performance Factor (“IPF”) determination for the Executive Officer Short Term Incentive Plan (“STIP”) needs additional rationale	Disclosed CEO goals and achievement level as reviewed by the Board throughout 2018

SPECIFIC INCENTIVE PROGRAM FEATURES	Committee has limited discretion to reduce payouts when total shareholder return (“TSR”) is negative	Removed the 25% cap on the Committee’s ability to reduce a payout under the LRIP and performance options (“POs”) if TSR is negative—providing the Committee full flexibility to adjust the payout

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	25

EXECUTIVE SUMMARY

NAMED EXECUTIVE OFFICERS

Our Compensation Discussion and Analysis (the “CD&A”) describes the Company’s executive compensation philosophy and programs, which are governed by the Committee. The CD&A includes 2018 total compensation for our active Named Executive Officers (“NEOs”) who are listed below, as well as Bruce Brda, former Executive Vice President.

GREGORY Q. BROWN Chairman and Chief Executive Officer	MARK S. HACKER Executive Vice President, General Counsel and Chief Administrative Officer

GINO A. BONANOTTE Executive Vice President and Chief Financial Officer	KELLY S. MARK Executive Vice President, Services & Software

JOHN P. MOLLOY Executive Vice President, Products & Sales

OUR BUSINESS

We are a leading global provider of mission-critical communications. Our technology platforms in communications, software, video, and services make cities safer and help communities and businesses thrive. We are ushering in a new era in public safety and security. Public safety and commercial customers, globally, depend on our solutions to keep them connected, from everyday activity to extreme moments. We serve more than 100,000 customers in more than 100 countries and have a rich heritage of innovation spanning more than 90 years.

KEY SOLUTIONS

Land Mobile Radio (LMR)	Public Saftey LTE	Services	Video Solutions & Analytics	Public Safey Command Center

$7.3 BILLION	16,000+ EMPLOYEES	5,300+ PATENTS	HEADQUARTERS
in annual sales (2018)	in 60 countries	granted	500 West Monroe Street Chicago, IL USA
$637 MILLION	100,000+ CUSTOMERS	13,000 NETWORKS	CHAIRMAN & CEO
in R&D spending (2018)	in over 100 countries	across the globe	Greg Brown

We have historically had a strong presence in the first two key solutions—LMR and public safety LTE. We are extending our leadership in mission-critical solutions by expanding our services and software businesses through strategic investments and acquisitions, positioning us for access to new addressable markets. This expansion strategy was also a key driver behind redesigning our current executive compensation program in 2015, which incorporated a renewed focus on increasing total shareholder return through our Company’s transformation.

26	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

COMPANY PERFORMANCE

Our TSR significantly outperformed the S&P 500 in 2018, 30% compared to -4%, and over the past three years, 79% compared to 30%. Additionally, 2018 was another record year for other key financial metrics.

Revenu Ending backlog Non-GAAP OE Non-GAAP EPS Adjusted FCT

Record Results

2018 was a record year for:

•   Revenue (including increased recurring revenue)

•   Ending Backlog

•   Non-GAAP Operating Earnings (“non-GAAP OE”)—short-term incentive plan metric

•   Non-GAAP Earnings Per Share (“non-GAAP EPS”)

•   Adjusted Free Cash Flow (“adjusted FCF”)—short-term incentive plan metric

When making compensation decisions, the Committee considers specific accomplishments in 2018, as well as how those accomplishments position us to execute against our growth and expansion strategy.

PAYING FOR PERFORMANCE

CEO Framework

Individual performance objectives for Mr. Brown are established collaboratively with the Board and progress is reviewed throughout the year. When determining Mr. Brown’s earned incentives and annual target compensation opportunities, the Board evaluates performance against four main categories.

•	Annual Financial Goals—revenue, earnings per share and dividends

•	Annual Operational/Non-Financial Goals—backlog, customer experience and key litigation

•	Long-Term Strategic Initiatives—expansion of product and service offerings, more integrated solutions and acquisitions

•	People—organizational optimization, talent development and succession planning

Specific accomplishments considered for 2018 with respect to these categories are listed in the “CEO Individual Performance” section.

In recognition of the dynamic and broad-based range of Mr. Brown’s responsibilities, we do not assign a specific weight to each category. The individual performance categories do, however, reflect the Committee’s perspective that both current year results, as well as the quality of the foundation laid for future growth, are equally worthy of consideration. Additionally, the Committee reviews the momentum of the business—multiple year trajectory of key metrics—when reviewing Mr. Brown’s performance. As a result, for example, the Committee looks at annual revenue and earnings growth as well as multi-year trends of these metrics, while also focusing on the Company’s execution of pivotal acquisitions and the attraction of critical talent to the Company’s growth areas.

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Short-Term Incentive Plan Results

The STIP provides annual cash incentives to executives based on a combination of objective Company-wide financial performance targets and unique individual executive performance goals. Given the broad range of strategic activities necessary to execute the major transformation of our business, the Company performance factor is multiplied by an IPF to reward our executives for accomplishments beyond strong financial results.

Company-Wide Financial Performance

In 2018, we exceeded our operating plan for both non-GAAP OE and adjusted FCF, resulting in a Company performance factor of 1.09. The performance targets were set to incent 10% improvement in non-GAAP OE and 19% improvement in adjusted FCF.

COMPANY PERFORMANCE MEASURE	MINIMUM	TARGET	MAXIMUM	2018 RESULT	COMPANY PERFORMANCE FACTOR	MEASURE WEIGHT	WEIGHTED RESULT

Non-GAAP OE1 (in millions)	$1,449	$1,705	$1,961	$1,740	1.02	65%	0.66

Adjusted FCF[2] (in millions)	$919	$1,225	$1,470	$1,378	1.22	35%	0.43

TOTAL							1.09

[1]

Non-GAAP OE is our reported GAAP Operating Earnings excluding share-based compensation expense, reorganization of business charges, intangibles amortization expense, environmental reserve expense, acquisition-related transaction fees, asset impairment, Avigilon purchase accounting adjustment, and loss on legal settlements.

[2]	Adjusted FCF is defined as net cash provided by operating activities less capital expenditures, but includes the $500 million voluntary debt-funded pension contribution in Q1 2018.

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CEO Individual Performance

The Committee uses the IPF in the STIP to capture key qualitative and quantitative objectives important to the execution of annual contributions to our long-term strategies. Mr. Brown’s IPF incorporates both his individual accomplishments and his role in supporting the accomplishments of his leadership team, for which he is accountable.

Mr. Brown’s 2018 IPF of 1.40 was derived from his accomplishments under the CEO framework. Highlights from his accomplishments in each category are provided in the table below.

2018 ACCOMPLISHMENT HIGHLIGHTS
ANNUAL FINANCIAL GOALS

•   Financial performance exceeded plan in all key metrics

•   Revenue increased 15% to $7.3 billion, another Company record following a record in 2017

•   Achieved 6% organic revenue growth[1] which exceeded our plan

•   Non-GAAP OE increased 16%, resulting in another Company record following a record in 2017

•   Non-GAAP EPS increased 31%, resulting in another Company record following a record in 2017

•   Executed total shareholder return that significantly outperformed the S&P 500 in 2018 (30% compared to -4%)

[1]  Defined as net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters and the effects of implementing ASC 606.

ANNUAL OPERATIONAL/NON-FINANCIAL GOALS

•   Backlog increased 10% to $10.6 billion, another Company record following a record in 2017

•   Won critical litigation against a key competitor

•   Notable land mobile radio (LMR) wins included a services contract with Maricopa County and a significant P25 system upgrade in Northern Africa

•   Notable win from Chesterfield County in Virginia to upgrade computer-aided dispatch and records management solution as part of our command center platform

LONG-TERM STRATEGIC INITIATIVES

•   Acquired Avigilon, our breakthrough acquisition into video solutions and analytics, and exceeded Avigilon first year revenue plan

•   Acquired Plant Holdings, adding Next-Gen 911 software and solutions

•   Signed agreement to acquire VaaS, adding key analytics to our command center platform

•   Secured $1.1B Airwave network extension through end of 2022

•   Notable multi-year command center wins highlighting the benefits of our software suite, included a services agreement for a command center upgrade in Asia, a contract to provide Next-Gen 911 core services in Canada and an award from the City of Las Vegas for our CommandCentral Vault digital evidence solution

PEOPLE

•   Continued talent refresh, hiring 3,700 new employees in 2018

•   Named a new Chief Technology Officer with market leading video analytics expertise, joining us from Avigilon

•   Hired an experienced product leader for Next-Gen 911, a critical growth area

•   Consolidated executive team responsibilities for stronger execution:

- Mr. Bonanotte added procurement

- Mr. Molloy added Avigilon and product development

- Mr. Hacker added patent operations

- Mr. Mark added software enterprise business

In sum, the Committee has determined that Mr. Brown’s performance warrants application of a 1.40 IPF. The 2018 financial performance set records for many metrics, for the second year in a row. Revenue, backlog, stock price appreciation and TSR were double digit increases. The pivotal Avigilon acquisition, set in motion in 2017 and closed in 2018, exceeded plan and expanded the Company’s reach into video solutions and analytics. The contemplated VaaS acquisition further enhanced our video analytics and capabilities of our command center software suite. These results, as well as key talent acquisitions and reconfiguration of executive team responsibilities have given the Company not only its best year on record, but in the Committee’s view, positioned the Company for future growth.

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Other NEO Individual Performance

Other NEO individual performance objectives coalesce with Mr. Brown’s objectives, as set by the Board. Mr. Brown evaluated the other NEOs’ individual performance based primarily, but not exclusively, on the same categories in the CEO framework and made the following recommendations which were approved by the Committee.

The below table includes highlights from each NEO’s many accomplishments that contributed to the Company’s success in 2018. For the purposes of this table, accomplishments have been ascribed to a specific category, though many of them impact multiple categories.

NEO	IPF	ANNUAL FINANCIAL AND OPERATIONAL GOALS	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

BONANOTTE	1.40

•   Executed shareholder return of $638M

•   Implemented segment reporting to provide greater visibility to core business and recurring revenue growth areas while optimizing domestic tax process for the Tax Cuts and Jobs Act and implementing ASC 606

•   Achieved $502M in cash repatriations from overseas entities with minimal friction costs

•   Drove inventory to record turns

•   Led process to change audit firm

•   Led business development efforts for $1.2B in acquisitions, including structuring financing plan for Avigilon acquisition

•   Completed tax efficient, voluntary, debt-funded contribution to U.S. pension plan, delaying mandatory contributions for several years

•   Launched our first unified digital customer experience, including a digital catalog enabling an e-commerce experience for U.S. customers

				• Reorganized team to integrate procurement with supply chain • Rotated several leadership roles as part of succession planning and talent development

MOLLOY	1.40	• Grew revenue 15% • Exceeded business plan for Avigilon • Achieved record year for devices sales • Reduced cost of goods sold in all regions, saving $37M • Increased ending backlog 10%	• Led integration of Avigilon and implemented video analytics strategy for public safety	• Reorganized team to integrate product development organization • Restructured North America and EMEA channel sales team

HACKER	1.40

•   Led victories and favorable settlements in long-standing litigations

•   Supported the completion of key strategic acquisitions and venture capital investments

•   Modified annual incentive plan to drive greater differentiation of employee rewards

•   Implemented improved and cost-effective U.S. healthcare model

•   Executed our global offensive litigation strategy to protect our innovation and defend our intellectual property rights, including achieving key litigation wins against Hytera in the U.S. and Germany

•   Successfully advocated for legislative and regulatory outcomes that supported public safety and law enforcement at the federal, state and local levels

•   Led executive committee talent management initiatives, resulting in executive rotations and increased investments in high-potential employees

•   Revamped internship program, resulting in Top 100 Internship Program award

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NEO	IPF	ANNUAL FINANCIAL AND OPERATIONAL GOALS	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

MARK	1.40	• Grew Services & Software revenue 20% with growth in all regions • Improved year-over-year Services & Software gross margins and operating margins

•   Led efforts to secure three-year, $1.1B Airwave network extension through the end of 2022

•   Restructured software business to streamline development of unified and integrated command center platform

•   Launched key initiatives to develop cloud and as-a-service offerings

				• Integrated software business with services team • Hired key senior software talent

BRDA	1.00	• Delivered several new LMR devices, including the all-band mobile radio APX 8500	• Launched development of command center platform	• Refreshed talent, adding approximately 100 outside hires in development engineering and product management

2018 NEO Short-Term Incentive Payouts

As detailed earlier, the Committee assessed and determined Mr. Brown and the other NEOs largely exceeded their qualitative and quantitative individual performance objectives. To recognize and reward these achievements, the Committee has approved the following individual performance and total STIP payouts.

NEO	ELIGIBLE EARNINGS	STIP TARGET (%)	COMPANY PERFORMANCE FACTOR	INDIVIDUAL PERFORMANCE FACTOR	STIP AWARD (S)	AWARD AS % OF TARGET

BROWN	$1,250,000	175%	1.09	1.40	$3,338,125	153%

BONANOTTE	$677,231	95%	1.09	1.40	$ 981,782	153%

MOLLOY	$629,346	95%	1.09	1.40	$ 912,363	153%

HACKER	$581,308	95%	1.09	1.40	$ 842,722	153%

MARK[1]	$437,519	82%	1.09	1.40	$ 546,836	153%

BRDA[2]	$597,231	95%	1.09	1.00	$ 618,432	109%

[1]	Mr. Mark’s target incentive is based on prorated amounts due to his promotion to Executive Vice President on August 28, 2018
[2]	Mr. Brda announced his retirement on August 28, 2018

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Long-Term Incentive Plan Results

Our long-term incentive program (“LTI”) is 100 percent performance-based and provides awards that are earned based on either relative TSR or change in absolute stock price. Our plan not only rewards long-term stock price performance, but also ensures that our TSR outperforms the median of the S&P 500 in order to receive a target payout.

Long Range Incentive Plan and Performance Options

The 2016-2018 LRIP and POs granted in 2016 were earned based on TSR relative to the S&P 500 over the three-year performance period. MSI’s three-year cumulative TSR performance of 89.8% resulted in a 90th percentile rank versus S&P 500 companies, with awards earned at
250% of target. TSR calculation is defined in the “2018 Annual
Compensation Elements” section.

2016-2018 LRIP	POs ($71.22 exercise price)
RELATIVE TSR PAYOUT SCALE (S&P 500)
PERCENTILE RANK	PAYOUT	TSR
MSI (90th Percentile)	250%	89.8%
90th - 100th Percentile	250%	88.8%
80th - 89.99th Percentile	200%	69.4%
70th - 79.99th Percentile	175%	53.6%
60th - 69.99th Percentile	150%	42.7%
55th - 59.99th Percentile	110%	37.8%
50th - 54.99th Percentile	90%	31.3%
45th - 49.99th Percentile	80%	27.0%
35th - 44.99th Percentile	50%	13.0%
30th - 34.99th Percentile	30%	9.6%
<30th Percentile	0%

Market Stock Units

One-third of the market stock units (“MSUs”) granted in 2015, 2016 and 2017 were earned in 2018 based on absolute stock price appreciation. These awards were earned at 154%, 154% and 133% of target, with corresponding stock price appreciation.

Grant Date: March 9, 2015 3rd of 3 Tranches Earned	Grant Date: March 10, 2016 2nd of 3 Tranches Earned	Grant Date: March 9, 2017 1st of 3 Tranches Earned
Beginning stock price: $68.49 Ending stock price: $105.33	Beginning stock price: $68.50 Ending stock price: $105.33	Beginning stock price: $79.35 Ending stock price: $105.33
PAYOUT = 154% OF TARGET	PAYOUT = 154% OF TARGET	PAYOUT = 133% OF TARGET

EVOLUTION OF OUR CEO’S PAY PROGRAM

This section outlines Mr. Brown’s compensation since Motorola Solutions became a publicly traded company in January 2011. Additional detail for each component of pay, including changes from 2017 to 2018, and the corresponding rationale, can be found in the “2018 Annual Compensation Elements” section.

2011-2018 CEO Compensation

The Committee reviews Mr. Brown’s compensation in an effort to deliver a competitive, but responsible, target compensation package. Throughout Mr. Brown’s 11 years as CEO, the Committee has exercised their discretion to both increase and decrease Mr. Brown’s target compensation, as they have deemed appropriate.

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Since 2011, the Committee has decreased Mr. Brown’s short-term cash compensation and increased his long-term compensation and provided a net increase of 31.5% over the eight years. During this same time, Mr. Brown has guided the Company through a significant transformation and Motorola Solutions has delivered TSR of 261%.

PAY COMPONENT	2011	2018	% CHANGE	COMMENTS

BASE SALARY	$1,200,000	$1,250,000	4.2%	In 2014, Mr. Brown received an amended employment agreement which increased his base salary $50,000 and lowered his target incentive to 150%, resulting in a 18.6% decrease to Target Total Cash. In 2018, the Committee increased Mr. Brown’s target from 150% to 175%.
STIP TARGET %	220%	175%	-20.5%
TARGET TOTAL CASH	$3,840,000	$3,437,500	-10.5%

LRIP	$3,000,000	$3,125,000	4.2%	Beginning with the cycle that ended in 2018, Mr. Brown will receive LRIP payouts in stock, thus eliminating cash from his LTI program.

EQUITY	$4,000,000	$7,687,500	92.2%	In 2015, the Committee replaced Mr. Brown’s options and RSUs (containing a stock price hurdle) with POs and MSUs, improving the long-term performance orientation of the program.
TOTAL LTI	$7,000,000	$10,812,500	54.5%

TARGET TOTAL COMPENSATION	$10,840,000	$14,250,000	31.5%	AVERAGE ANNUAL INCREASE OVER EIGHT YEARS IS ~4%.

CEO Compensation vs. TSR

Over this eight year period, Mr. Brown’s target compensation program has been managed to provide appropriate pay levels in relation to returns for our shareholders. An even stronger relationship holds true when considering Mr. Brown’s compensation as reported in the Summary Compensation Table, which is a mix of current year compensation and payouts related to prior years’ performance.

TARGET COMPENSATION VS. TSR	SUMMARY COMPENSATION TABLE VS. TSR

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PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

Our executive compensation program design is guided by five key principles.

PRINCIPLE	DESCRIPTION

Business	Incentives are aligned with the Company’s business goals and avoid excessive risk-taking

Performance Differentiated	Programs create an effective link between pay and performance at both the Company and individual level

Market Competitive	Total compensation package is competitive to attract, retain and motivate top talent needed to successfully execute our business strategy

Ownership Oriented	Compensation is aligned with shareholder interests by delivering meaningful equity awards and maintaining robust stock ownership guidelines

Simplicity	Engagement is driven through simple, cost-efficient plan design

SOUND GOVERNANCE PRACTICES

Our executive compensation program is aligned to our business strategy and incorporates strong governance.

WHAT WE DO
PRACTICE	MSI PRACTICE
Annual Shareholder Say on Pay	We seek an annual non-binding advisory vote from shareholders on our executive compensation
Robust Stock Ownership Guidelines	Executives are required to hold stock equal to 10x salary for CEO and 3x salary for other NEOs
Transparent Disclosure	Robust IPF disclosure for STIP
Pay for Performance and Shareholder Alignment	Long-term incentive program for management team, including the NEOs, is 100% performance-based
Use Independent Advisor	The Committee retains Compensation Advisory Partners LLC (“CAP”) to review Company compensation programs and practices

WHAT WE DON’T DO
PRACTICE	MSI PRACTICE
No Cash in CEO LTI Program	CEO LTI is paid out 100% in equity
No Excise Tax Gross-ups	We do not provide tax gross-ups in connection with any perquisites or in the event of any “golden parachute payment” in connection with a change in control
No Excessive Perquisites	We do not provide excessive perquisites to our NEOs and believe that our limited perquisites are reasonable and competitive
No Hedging or Pledging of Company Securities	Our Insider Trading Policy prohibits Directors, officers and other designated employees from engaging in hedging and pledging transactions related to Company stock
No Single Trigger in a Change in Control	In the event of a change in control, all severance pay components have a double trigger

HOW WE PLAN COMPENSATION

Our compensation framework is based on sound program design principles, which allow for the flexibility to competitively, but responsibly, address the dynamic labor markets in which we compete. These programs have been designed to focus executives on the achievement of our long-term business plan and shareholder value creation. Our incentive plans utilize rigorous financial goals and require above median relative outperformance for target payouts, while incorporating risk-mitigating features, such as payout caps, to ensure we reward sustainable growth.

34	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

Over the years, our executive compensation program has evolved with our business strategy, incorporated feedback from our shareholders, and maintained market competitiveness to properly incent and reward our management team. Additionally, we conduct regular risk assessments of our compensation programs and practices and review results with the Committee at least annually.

When setting annual compensation for our NEOs, the Committee balances the current state of the business with setting the stage for the future. The Committee, with assistance from their independent advisor, considers peer company pay practices for comparable positions; NEO experience, tenure, scope of responsibility and performance; internal pay alignment, and succession planning. The Committee uses the 50th percentile of our peer group and surveys as a guideline for establishing target total compensation opportunities for our NEOs. For 2018, each of our NEOs was between the market 50th and 75th percentile, with the exception of our highly seasoned CEO.

The Committee engages an independent consultant, CAP, to advise on the Company’s executive compensation strategy and program design and to provide regulatory and market trend updates. CAP carries out competitive reviews as directed by the Committee and provides input on specific compensation recommendations for our CEO and other members of management’s EC.

In 2018, the Committee continued to engage CAP as its independent compensation consultant. CAP participates in Committee meetings, including regular discussions with the Committee, without management present, to ensure impartiality on certain decisions. During 2018, the Committee also reviewed the independence of CAP using assessment criteria that aligned with the SEC and related NYSE rules adopted in 2012. The Committee concluded that CAP was independent and had no conflicts of interest.

PERFORMANCE-BASED COMPENSATION STRUCTURE

The performance-based structure for 2018 incorporates incentives that measure both short-term and long-term performance. In addition to base salary and an annual STIP award, this structure, shown graphically below (with incentives shown at their target amounts), includes an LTI award made up of our LRIP, POs and MSUs. The Committee believes a majority of compensation should be in the form of LTI to better drive alignment with shareholder interests and executive retention.

2018 TALENT ACTIONS AND TARGET TOTAL COMPENSATION SUMMARY

In 2018, several talent actions supported the continued transformation of our business, including: leadership alignment to our new reporting segments, development of our NEOs, and ongoing succession planning. In March, Mr. Molloy assumed the responsibilities for the newly acquired Avigilon business. Following Mr. Brda’s retirement announcement in August 2018, Mssrs. Bonanotte, Molloy, Hacker and Mark each received additional responsibilities throughout the remainder of the year.

•	Mr. Bonanotte’s role expanded to include procurement

•	Mr. Molloy’s role expanded to include product development

•	Mr. Hacker’s role expanded to include patent operations

•	Mr. Mark was promoted to Executive Vice President (“EVP”) and his role expanded to include our software enterprise business

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When setting NEO compensation, the Committee manages first, to target total compensation and second, to each pay component in support of the appropriate aggregate value and mix.

NEO	BASE SALARY	TARGET STIP%	TARGET TOTAL CASH		LTI		TARGET TOTAL COMPENSATION	YEAR OVER YEAR CHANGE
				LRIP	PO	MSU

BROWN	$1,250,000	175%	$3,437,500	$3,125,000	$3,843,750	$3,843,750	$14,250,000	11.8%

BONANOTTE	$680,000	95%	$1,326,000	$750,000	$750,000	$750,000	$3,576,000	5.3%

MOLLOY	$680,000	95%	$1,326,000	$666,666	$666,667	$666,667	$3,326,000	10.3%

HACKER	$585,000	95%	$1,140,750	$583,334	$583,333	$583,333	$2,890,750	9.0%

MARK[1]	$500,000	82%	$975,000	$353,241	$185,000	$185,000	$1,698,241	N/A

BRDA	$600,000	95%	$1,170,000	$600,000	$600,000	$600,000	$2,970,000	2.7%

[1]	Mr. Mark’s target incentive is based on prorated amounts due to his promotion to EVP on August 28, 2018.

2018 ANNUAL COMPENSATION ELEMENTS

BASE SALARY

As the only fixed compensation element in our program, base salary is used to provide what we believe to be a baseline level of stability required to be market competitive. Salaries are reviewed and adjusted by the Committee as needed. Annual increases are not guaranteed or automatic.

In March 2018, the Committee reviewed base salaries for our NEOs and applied market adjustments, where applicable. Throughout 2018, as a result of Mr. Molloy’s new responsibilities leading Avigilon and product development, his base salary increased 16.2%. Due to Mr. Mark’s material role expansion and promotion his base salary increased to $500,000. Mr. Brown has not received a base salary increase since 2014 and did not receive a base salary increase in 2018.

NEO	2017 BASE SALARY	2018 BASE SALARY	YEAR-OVER- YEAR CHANGE

BROWN	$1,250,000	$1,250,000	0.0%

BONANOTTE	$665,000	$680,000	2.3%

MOLLOY	$585,000	$680,000	16.2%

HACKER	$565,000	$585,000	3.5%

MARK[1]	–	$500,000	N/A

BRDA	$585,000	$600,000	2.6%
[1]	Mr. Mark became an Executive Officer as part his promotion to EVP on August 28, 2018.

SHORT-TERM INCENTIVES

The STIP is an annual cash incentive award based on the Company’s achievement of financial performance and an executive’s individual performance. The Committee sets the target value for STIP as a percentage of an executive’s base salary.

CEO Incentive Target

For 2018, the Committee approved an increase to Mr. Brown’s individual target award percentage from 150% to 175%. This is the first increase to Mr. Brown’s target total cash since the Committee reduced his individual target award percentage from 220% to 150% in 2014. Consistent with our pay for performance philosophy, and to recognize the improving company performance trajectory, due to the well-designed company transformation strategy, the change in 2018 target keeps the value of Mr. Brown’s fixed pay constant, while increasing the performance-based pay opportunity.

BOARD RESPONSE:

Coinciding with the 2018 increase to Mr. Brown’s incentive target, the Committee has included a more robust and transparent disclosure of the framework used by the Board to evaluate Mr. Brown’s individual performance as it relates to the IPF of his STIP award.

NEO Incentive Targets

The individual target award percentage for all other NEOs (95% of base salary) did not change in 2018.

Additionally, as a result of Mr. Mark’s promotion to EVP, Services & Software, his annual target award percentage increased to 95%, to be consistent with the annual target award percentages of the other NEOs. Mr. Mark’s 2018 individual target award percentage has been prorated to reflect the timing of his promotion.

36	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

Payout Formula

Actual STIP awards are based on the executive’s target incentive opportunity, the Company’s achievement of performance results (“Business Performance Factor”) and assessment of individual performance (IPF). The payout opportunity for both the Business Performance Factor and the IPF ranges from 0% to 140%, resulting in a total plan maximum payout opportunity of 196% of target. The incentive target opportunity for each NEO was determined based on a market evaluation.

ELIGIBLE EARNINGSINDIVIDUAL TARGET AWARD %TARGET INCENTIVE OPPORTUNITYBUSINESS PERFORMANCE FACTORNON-GAAP OE (65%)ADJUSTED FCF (35%)INDIVIDUAL PERFORMANCE FACTORPayout Range 0 to 140% Payout Range 0 to 140% PERFORMANCESHORT TERM INCENTIVE PLAN AWARD

Metric Selection

For 2018, the Business Performance Factor was based on achievement of non-GAAP OE (weighted 65%) and adjusted FCF (weighted 35%) goals. Non-GAAP OE measures our profits from sales and adjusted FCF measures the cash available after capital expenditures. These are common performance measures both inside and outside of our industry and are fundamental inputs we use to measure profitability, business liquidity and rates of return for the business. We believe non-GAAP OE and adjusted FCF appropriately measure our annual business performance and ultimately drive our long-term shareholder value over time.

LONG-TERM INCENTIVES

Our LTI program, implemented in 2015, was designed with the specific intention of aligning the largest component of NEO pay to the achievement of exceptional and sustainable value creation for our shareholders during this pivotal transformation in our business. The LTI program achieves this through:

•	100% performance-based vesting (i.e., no time-based vesting or guaranteed value)

•	The program metrics being 100% aligned to creating more value for our shareholders

•	The majority of the total award value requiring TSR performance above the median of S&P 500 companies in order to receive a target payout

BOARD RESPONSE:

In 2018, the Board eliminated LTI cash payments for Mr. Brown by paying 2016-2018 LRIP, and future cycles, in stock. Beginning with the 2017-2019 LRIP, the other NEOs will receive payouts in 50% cash and 50% stock.

BOARD RESPONSE:
The Committee now has full discretion to reduce LRIP and PO payouts if TSR is negative; removing the prior 25% cap on their negative discretion.

Determining Target Award Values

The Committee reviews LTI target award values annually by first determining a target total compensation value appropriate for the size and complexity of the NEO’s role and then determining the appropriate LTI value based on our philosophy of delivering the largest percentage of total compensation in LTI. The Committee also considers the 100% performance-based nature of our LTI program and how our Company’s potential future performance has been impacted by the groundwork that has been set in the past year. As we continue to execute our long-term strategy through our Company’s transformation, the Committee believes it is critical that each NEO’s target opportunity appropriately reflects their contribution.

When setting LTI target awards for 2018, the Committee considered the significant impact of Mr. Brown’s decisions and actions on our longer-term business strategy and transformation.

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The Committee approved total target 2018 LTI at their March 2018 meeting.

NEO	TOTAL TARGET 2017 LTI	2018 LRIP	2018 POs	2018 MSUs	TOTAL TARGET 2018 LTI	YEAR-OVER- YEAR CHANGE

BROWN	$9,625,000	$3,125,000	$3,843,750	$3,843,750	$10,812,500	12.3%

BONANOTTE	$2,100,000	$750,000	$750,000	$750,000	$2,250,000	7.1%

MOLLOY	$1,750,000	$666,666	$666,667	$666,667	$2,000,000	14.3%

HACKER	$1,550,000	$583,334	$583,333	$583,333	$1,750,000	12.9%

MARK[1]	—	$353,241	$185,000	$185,000	$723,241	N/A

BRDA	$1,750,000	$600,000	$600,000	$600,000	$1,800,000	2.9%

[1]	Mr Mark, who was elevated to the EC in August 2018, received an annual equity grant in March 2018 comprised of time-vested stock options and restricted stock units (“RSUs”) and a prorated LRIP.

LTI Components

The 100% performance-based LTI program includes the LRIP, POs and MSUs, each of which comprise approximately one-third of the total LTI mix.

•

The LRIP and POs are based on three-year TSR relative to the S&P 500. The payout scale for the LRIP and POs requires our performance to exceed median performance of the S&P 500 companies before earning a target payout.

•

The LRIP and POs utilize a three-year performance period, with the earned portion of LRIP paid in equity for the CEO and in cash for the other NEOs and earned POs vesting on the third anniversary of the grant.

•

If our TSR over the performance period is negative, but would still result in a ranking that would provide a payout, the Committee has unlimited discretion to reduce the calculated LRIP payout (and number of POs vesting).

•

The TSR calculation uses a three-month average stock price at the beginning (three months preceding performance cycle start) and end (final three months in performance cycle, plus the value of reinvested dividends) of the period for measurement purposes. This approach minimizes the impact of a single beginning and ending point stock price for each performance cycle.

•	MSUs are based on absolute stock price and provide a vehicle with further alignment to shareholders and one that supports retention of our NEOs.

•

Each 1% increase/decrease in stock price results in a 1% increase/decrease in the number of MSUs earned at the end of the performance period with a maximum payout at 100% stock price appreciation and a threshold of 40% stock price depreciation, below which no MSUs are earned.

38	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

•

The MSUs are earned and vest based on stock price appreciation/depreciation at the first, second and third anniversaries of the date of grant with respect to one-third of the grant for each of the three concurrent performance periods.

LTI VEHICLE MIX PAYOUT SCALE 1/3 Performance LRIP 1/3 Performance Options 1/3 Market Stock Units 2/3 Performance-Based vs. S&P 500 1/3 Performance-Based vs. Absolute Stock Price Appreciation Relative TSR Payout Scale MSI 3-Year TSR Percentile Rank Payout Factor 90th 100th Percentile 250% 80th 89.99th Percentile 200% 70th 79.99th Percentile 175% 60th 69.99th Percentile 150% 55th 59.99th Percentile 110% 50th 54.99th Percentile 90% 45th 49.99th Percentile 80% 35th 44.99th Percentile 50% 30th 34.99th Percentile 30% <30.00th Percentile 0% Year 0 Year 1 Year 2 Year 3 Grant 33% 33% 33% Amount earned is equal to the stock price appreciation/depreciation as of each vest date Threshold = 40% stock price depreciation Maximum = 100% stock price appreciation

COMPARATIVE MARKET DATA

2018 PEER GROUP

The Committee reviews the composition of the peer group annually with the assistance of CAP. Our peer group, which did not change from 2017, was used to evaluate pay levels, pay mix and alignment of pay with our performance in 2018.

AGILENT TECHNOLOGIES, INC.	HARRIS CORP.	PARKER-HANNIFIN CORP.	ROCKWELL COLLINS, INC.

AMPHENOL CORP.	INGERSOLL-RAND PLC	RAYTHEON COMPANY	ROPER TECHNOLOGIES. INC.

ARRIS INTERNATIONAL PLC	JUNIPER NETWORKS, INC.	ROCKWELL AUTOMATION INC.	TE CONNECTIVITY LTD.

DOVER CORP.

SURVEY MARKET DATA

To supplement our peer group data, the Committee also considers compensation surveys that include data from companies of similar size and business segments to Motorola Solutions. For 2018, the Committee considered data from the Radford Global Technology Survey, Willis Towers Watson High Tech Executive Survey and the IPAS Global High Technology Survey.

EQUITY USAGE AND GRANT PRACTICES

In 2013, we reduced our overall share usage (equity grants as a percentage of common shares outstanding) from our prior granting practices to more effectively manage our stock-based compensation expense and overall shareholder dilution. The expense from grants prior to 2012 made to a broader population was fully recognized by 2016. Our share granting practices have again evolved to meet the changing needs of our business and drive our growth. In 2018, significant acquisition activity required the issuance of equity as a key retention strategy to preserve enterprise knowledge and align our new employees’ interests with those of our shareholders.

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In addition, at the 2015 Annual Meeting, shareholders approved the Motorola Solutions 2015 Omnibus Incentive Plan, which was an amendment and restatement of the Motorola Solutions Omnibus Incentive Plan of 2006 (the “Omnibus Plan”). This reduced the total number of shares reserved and approved for issuance by approximately 7 million shares, to 12 million shares. We plan to continue to closely manage our equity-granting practices to ensure our share usage and stock-based compensation expense remain in line with competitive levels.

MSI SHARE USAGE AGGREGATE GRANT DATE FAIR VALUE OF OPTIONS AND RSUs GRANTED IN EACH YEAR* 0.9% 1.1% 0.7% 2016 2017 2018 $61M $69M $70M 2016 2017 2018

We do not structure the timing of equity awards to precede or coincide with the disclosure of material non-public information. All equity grants made to Section 16 Officers and other members of the management team are approved by the Committee, with concurrence by the Board for grants to Mr. Brown.

The Committee has also delegated authority to the most senior human resources executive to make off-cycle equity grants to newly hired or promoted employees, in recognition of outstanding achievement or for retention. These types of grants are made on the first trading day of each month.

OTHER COMPENSATION POLICIES AND PRACTICES

BENEFITS AND PERQUISITES

To enhance our ability to attract and retain talented executives in a highly competitive talent market, we provide the benefits and perquisites detailed in the following table:

BENEFIT OR PERQUISITE	NAMED EXECUTIVES	OTHER EXECUTIVES AND MANAGERS	ALL ELIGIBLE FULL-TIME EMPLOYEES

Retirement[1], Saving and Stock Purchase Plans

Health and Welfare Benefits[2]

Deferred Compensation

Financial Planning		Vice Presidents

Executive Physicals		Senior and Executive VPs

Security System Monitoring	CEO

PersonaI Use of Corporate Aircraft Service[3]	CEO

1 Pension provided to U.S.-based eligible employees hired prior to Jan 1, 2005.

2 Includes medical, dental, vision, group life insurance, business travel accident insurance, short- and long-term disability and work life programs.

3 ln limited circumstances, and as approved by the CEO, other employees are permitted to use our corporate aircraft service for personal purposes.

40	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

STOCK OWNERSHIP GUIDELINES

To ensure strong alignment of our senior management with the interests of our shareholders, the Company maintains stock ownership guidelines for our senior executives, including each of our NEOs. The Committee reviews compliance with the ownership guidelines annually. In the Committee’s last review, it was determined that all NEOs had met their stock ownership requirement or are within the five-year achievement period.

BOARD RESPONSE:

In 2018, the Board increased Mr. Brown’s stock ownership requirement from 6x to 10x.

Our stock ownership requirements are expressed as a multiple of base salary as shown below:

EXECUTIVE GROUP	MULTIPLE OF BASE SALARY 2018	MULTIPLE OF BASE SALARY 2019
Chairman and Chief Executive Officer	6x	10x
Executive Vice Presidents and Executive Committee Members	3x	3x
Senior Vice Presidents	2x	2x
Corporate Vice Presidents	1x	1x

Executives subject to the guidelines must meet their ownership requirement within five years from the date they first become subject to their applicable ownership requirement. Executives who do not meet their stock ownership requirement within five years must hold 100% of net shares acquired (net of tax withholding) on the exercise of stock options and the vesting of RSUs or MSUs until compliance with the stock ownership requirement is achieved. Shares counted toward guideline achievement include directly owned shares, unvested RSUs and target MSUs.

CHANGE IN CONTROL POLICY

The Company maintains the Senior Officer Change in Control Severance Plan (the “CIC Severance Plan”), which the Board has the ability to amend or terminate with at least one year’s notice to participants.

The CIC Severance Plan covers our NEOs (except for Mr. Brown, whose employment agreement contains change in control provisions) and our other senior executives. The Board considers the maintenance of an effective and stable management team essential to protecting and enhancing the value of the Company for the benefit of our shareholders. To that end, we recognize that the possibility of a change in control may exist and that this possibility, and the uncertainty and questions it may raise for certain senior executives, may result in the distraction, and potential departure, of senior management employees to the detriment of the Company and our shareholders. The CIC Severance Plan helps to encourage the continued attention and dedication of our senior management to their assigned duties without the distraction that may arise from the possibility of a change in control event.

The CIC Severance Plan employs a “double trigger” in order for severance benefits to be paid, meaning that both a change in control event must occur and an executive must be involuntarily terminated without “cause” or must leave for “good reason” within 24 months following the change in control.

The table below highlights key provisions of the CIC Severance Plan. For a detailed description of the CIC Severance Plan, please refer to the section “Change in Control Arrangements.”

CIC PROVISION	CIC SEVERANCE PLAN
Eligibility	Executive and Senior Vice Presidents

Cash Severance Multiple	Two times sum of base salary and target bonus

Medical Benefit Continuation	Two years

LRIP and Equity Treatment (Provision in Omnibus Plan)	Equity and LRIP subject to “double trigger” unless awards are not assumed or replaced by acquirer. If not assumed or replaced, equity and LRIP provide for accelerated treatment with performance at target.

Excise Tax Gross-Up	None. Participants receive “best net” after-tax position of either participant’s paying the excise tax or a reduction in severance benefits to a level that elimates the imposition of excise tax.

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RECOUPMENT OF INCENTIVE COMPENSATION AWARDS UPON RESTATEMENT OF FINANCIAL RESULTS

If, in the opinion of the independent directors of the Board, the Company’s financial results require restatement due to the misconduct by one or more of the Company’s executive officers (including the NEOs), the independent directors may seek a number of remedies, all of which are subject to a number of conditions including (i) whether the executive officer engaged in the intentional misconduct, (ii) whether the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated, and (iii) whether the incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded. The independent directors review whether to require one or more remedies by directing the Company to recover all or a portion of any incentive compensation received by the executive as a result of the misconduct, as well as cancel all or a portion of the outstanding equity-based awards held by the executive (commonly referred to as a claw-back policy). In addition, the independent directors may also seek to recoup any gains realized by the executive with respect to their equity-based awards, including exercised stock options and vested RSUs or MSUs, regardless of when they were issued.

IMPACT OF FAVORABLE ACCOUNTING AND TAX TREATMENT ON COMPENSATION PROGRAM DESIGN

Favorable accounting and tax treatment of the various elements of our total compensation program was an important, but not the sole, consideration in its design. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the CEO and certain other highly compensated executive officers (together, the “covered officers”) to $1,000,000 annually, but in years prior to 2018 there was an exception to such limit for compensation that qualified as “performance-based compensation”. Effective for 2018, the Tax Cuts and Jobs Act amended Section 162(m) to, among other things, extend the deduction limitation to the Chief Financial Officer and eliminate the exception for performance-based compensation, except for certain qualifying arrangements in place as of November 2, 2017.

The Company did not make any changes to its incentive plans in 2018 in an effort to maintain any tax deductions applicable due to “grandfathered” status under our existing plans. However, the Committee reserves the right to provide for compensation to executive officers that may not be deductible pursuant to Section 162(m). In addition, because of the continued development of the application and interpretation of Section 162(m) and the regulations issued thereunder, we cannot guarantee that compensation intended to satisfy the requirements for deductibility under Section 162(m), as in effect prior to 2018, would or will in fact be deductible.

SECURITIES TRADING POLICY: ANTI-HEDGING AND ANTI-PLEDGING

Executives and certain other employees, including our NEOs, may not engage in any transaction in which they may profit from short-term speculative swings in the value of our securities. Our securities trading policy is applicable to all employees and is designed to ensure compliance with all applicable insider trading rules.

Directors, executives and certain other employees, including our NEOs, are not permitted to hold any security tied to the performance of our Common Stock other than equity delivered directly to employees under our equity incentive plans.

42	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

COMPENSATION AND LEADERSHIP COMMITTEE REPORT

THE FOLLOWING REPORT OF THE COMPENSATION AND LEADERSHIP COMMITTEE ON EXECUTIVE COMPENSATION AND RELATED DISCLOSURE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

On May 15, 2018, Anne R. Pramaggiore was appointed the Chair of the Compensation and Leadership Committee (the “Committee”). Egon P. Durban and Joseph M. Tucci were each a member of the Committee throughout 2018

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Company management. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A and incorporated by reference into Motorola Solutions’ 2018 Annual Report on Form 10-K.

Respectfully submitted,

Anne R. Pramaggiore, Chair

Egon P. Durban

Joseph M. Tucci

COMPENSATION AND LEADERSHIP COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Anne R. Pramaggiore, Director and Chair of the Committee, Egon P. Durban, Director and Joseph M. Tucci, Director served on the Committee throughout 2018. No member of the Committee was, during the fiscal year ended December 31, 2018, an officer, former officer, or employee of the Company or any of our subsidiaries. We did not have any compensation committee interlocks in 2018.

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NAMED EXECUTIVE OFFICER COMPENSATION

2018 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)	Stock Awards ($)(3) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($)(6) (i)	Total ($) (j)
Gregory Q. Brown Chairman and Chief Executive Officer
	2018	1,250,000	0	3,843,722	3,843,720	11,150,625	0	260,491	20,348,558
	2017	1,250,000	0	3,249,975	3,250,000	7,312,500	17,994	259,079	15,339,548
	2016	1,250,000	0	2,437,465	2,437,499	5,715,000	25,469	359,278	12,224,711
Gino A. Bonanotte Executive Vice President and Chief Financial Officer
	2018	677,231	0	749,994	749,969	2,648,447	0	25,889	4,851,530
	2017	662,231	0	699,981	699,986	1,880,766	227,952	20,800	4,191,716
	2016	645,385	0	666,647	666,666	1,339,693	93,829	24,200	3,436,420
John P. Molloy Executive Vice President, Products & Sales
	2018	629,346	0	666,648	666,644	2,079,028	0	41,396	4,083,062
	2017	570,231	0	583,289	3,141,151	1,198,830	55,269	17,970	5,566,740
	2016	497,615	300,000	466,661	466,666	818,416	35,444	17,112	2,601,914
Mark S. Hacker Executive Vice President, General Counsel and Chief Administrative Officer
	2018	581,308	0	583,301	583,319	1,926,057	0	19,389	3,693,374
	2017	558,539	0	516,584	516,654	1,492,856	123,053	12,870	3,220,556
	2016	526,337	0	433,317	433,323	1,194,026	65,630	20,775	2,673,408
Kelly S. Mark Executive Vice President, Services & Software
	2018	437,519	0	293,323	309,982	1,046,832	0	29,889	2,117,545
Bruce W. Brda Former Executive Vice President
	2018	597,231	0	599,971	599,984	1,785,097	0	21,000	3,603,283
	2017	580,385	0	583,289	583,318	1,417,081	347,265	23,970	3,535,308
	2016	550,769	0	466,661	466,666	1,068,901	179,594	24,200	2,756,791

(1)	Salary includes amounts deferred pursuant to salary reduction arrangements under the 401(k) and Deferred Compensation Plans.
(2)

Mr. Molloy’s bonus in 2016 is to recognize his contributions since his promotion in November 2015 and to calibrate his compensation for prior incentive programs, which were prorated upon his promotion.

(3)

The amounts in columns (e) and (f) reflect the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 8, “Share-Based Compensation Plans and Other Incentive Plans” in the Company’s Form 10-K for the fiscal year ended December 31, 2018. Other than Mr. Mark, who received RSUs and options prior to being elevated to the EC, if maximum performance is achieved for performance-based stock awards, the aggregate grant date fair value in column (e) is $7,687,443 for Mr. Brown, $1,499,989 for Mr. Bonanotte, $1,333,296 for Mr. Molloy, $1,166,602 for Mr. Hacker and $1,119,941 for Mr. Brda. If maximum performance is achieved for performance-based option awards, the aggregate grant date fair value in column (f) is $9,609,279 for Mr. Brown, $1,874,924 for Mr. Bonanotte, $1,666,589 Mr. Molloy, $1,458,297 for Mr. Hacker and $1,499,939 for Mr. Brda.

(4)

In 2018, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2018 STIP and under the 2016-2018 LRIP. Earned payments in column (g) during fiscal year 2018 are as follows:

	Mr. Brown	Mr. Bonanotte	Mr. Molloy	Mr. Hacker	Mr. Mark	Mr. Brda
2018 STIP	$3,338,125	$981,782	$912,363	$842,722	$546,836	$618,432
2016-2018 LRIP (paid in stock)	7,812,500	0	0	0	0	0
2016-2018 LRIP (paid in cash)	0	1,666,665	1,166,665	1,083,335	499,996	1,166,665

TOTAL	$11,150,625	$2,648,447	$2,079,028	$1,926,057	$1,046,832	$1,785,097

44	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

In 2017, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2017 STIP and under the 2015-2017 LRIP. Earned payments in column (g) during fiscal year 2017 are as follows:

	Mr. Brown	Mr. Bonanotte	Mr. Molloy	Mr. Hacker	Mr. Brda
2017 STIP	$2,625,000	$880,767	$758,407	$742,856	$771,912
2015-2017 LRIP	4,687,500	999,999	440,423	750,000	645,169

TOTAL	$7,312,500	$1,880,766	$1,198,830	$1,492,856	$1,417,081

In 2016, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2016 STIP and under the 2014-2016 LRIP. Earned payments in column (g) during fiscal year 2016 are as follows:

	Mr. Brown	Mr. Bonanotte	Mr. Molloy	Mr. Hacker	Mr. Brda
2016 STIP	$2,415,000	$789,693	$608,883	$644,026	$673,920
2014-2016 LRIP	3,300,000	550,000	209,533	550,000	394,981

TOTAL	$5,715,000	$1,339,693	$818,416	$1,194,026	$1,068,901

(5)

The amounts in column (h) represent the aggregate change in present value of the respective officer’s benefits under all pension plans. If the aggregate change in value of benefits under all pension plans was negative, the value is reflected as $0. A summary of the specific values for each period are set forth below:

NEO	Period	Change in Present Value of Pension Plan	Above Market Deferred Compensation Earnings	Total
Gregory Q. Brown	Dec. 31, 2017 to Dec. 31, 2018	($9,133)	$0	($9,133)
	Dec. 31, 2016 to Dec. 31, 2017	$17,994	$0	$17,994
	Dec. 31, 2015 to Dec. 31, 2016	$15,798	$9,671	$25,469
Gino A. Bonanotte	Dec. 31, 2017 to Dec. 31, 2018	($78,455)	$0	($78,455)
	Dec. 31, 2016 to Dec. 31, 2017	$125,870	$102,082	$227,952
	Dec. 31, 2015 to Dec. 31, 2016	$66,904	$26,925	$93,829
John P. Molloy	Dec. 31, 2017 to Dec. 31, 2018	($32,187)	$0	($32,187)
	Dec. 31, 2016 to Dec. 31, 2017	$55,269	$0	$55,269
	Dec. 31, 2015 to Dec. 31, 2016	$31,528	$3,916	$35,444
Mark S. Hacker	Dec. 31, 2017 to Dec. 31, 2018	($19,631)	$11,423	($8,208)
	Dec. 31, 2016 to Dec. 31, 2017	$33,708	$89,345	$123,053
	Dec. 31, 2015 to Dec. 31, 2016	$19,229	$46,401	$65,630
Kelly S. Mark	Dec. 31, 2017 to Dec. 31, 2018	($23,489)	$0	($23,489)
Bruce W. Brda	Dec. 31, 2017 to Dec. 31, 2018	($79,477)	$0	($79,477)
	Dec. 31, 2016 to Dec. 31, 2017	$138,292	$208.973	$347,265
	Dec. 31, 2015 to Dec. 31, 2016	$76,279	$103,315	$179,594

(6)

The amounts in column (i) for 2018 consist of perquisite costs for personal use of Company aircraft, security system monitoring, costs for financial planning, and guest attendance at Company events and a personal benefit of Company matching contributions to the 401(k) Plan. The incremental cost to the Company for any personal use of Company aircraft is calculated by multiplying the number of hours an NEO travels in a particular plane by the direct cost per flight hour per plane. Direct costs include fuel, maintenance, labor, parts, loading and parking fees, catering and crew. Specific perquisites applicable to each NEO are identified below, and where such perquisite exceeded the greater of $25,000 or 10% of the total amount of perquisites and where such personal benefit exceeded $10,000 for such officer, the dollar amount is given.

	Perquisites				Personal Benefit

NEO	Personal Aircraft Use	Security System Monitoring	Financial Planning	Guest Attendance at Company Events	401K Plan Match
Gregory Q. Brown	$230,648	X	X		$11,000
Gino A. Bonanotte	*		X		X
John P. Molloy	X		X	X	$11,000
Mark S. Hacker	*		X		$11,000
Kelly S. Mark	*		X		$11,000
Bruce W. Brda			X	X	$11,000

*	Messrs. Bonanotte, Hacker and Mark utilized the corporate aircraft to attend the funeral of a family member of a fellow executive.

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	45

GRANTS OF PLAN-BASED AWARDS IN 2018

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)		Exercise or Base Price of Option Awards ($/Sh)(3) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Type	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#)(1)(2) (g)		Maximum (#) (h)

Gregory Q. Brown	STIP	1/1/2018	(4)	0	2,187,500	4,287,500	–	–		–	–		–		–	–

	LRIP	1/1/2018	(5)	937,500	3,125,000	7,812,500	–	–		–	–		–		–	–

	MSUs	3/8/2018		–	–	–	18,400	30,668	(6)	61,336	–		–		–	3,843,722

	POs	3/8/2018		–	–	–	27,331	91,105	(7)	227,762	–		–		108.47	3,843,720

Gino A. Bonanotte	STIP	1/1/2018	(4)	0	643,369	1,261,004	–	–		–	–		–		–	–

	LRIP	1/1/2018	(5)	225,000	750,000	1,875,000	–	–		–	–		–		–	–

	MSUs	3/8/2018		–	–	–	3,590	5,984	(6)	11,968	–		–		–	749,994

	POs	3/8/2018		–	–	–	5,332	17,776	(7)	44,440	–		–		108.47	749,969

John P. Molloy	STIP	1/1/2018	(4)	0	597,879	1,171,843	–	–		–	–		–		–	–

	LRIP	1/1/2018	(5)	200,000	666,666	1,666,665	–	–		–	–		–		–	–

	MSUs	3/8/2018		–	–	–	3,191	5,319	(6)	10,638	–		–		–	666,648

	POs	3/8/2018		–	–	–	4,740	15,801	(7)	39,502	–		–		108.47	666,644

Mark S. Hacker	STIP	1/1/2018	(4)	0	552,242	1,082,395	–	–		–	–		–		–	–

	LRIP	1/1/2018	(5)	175,000	583,334	1,458,335	–	–		–	–		–		–	–

	MSUs	3/8/2018		–	–	–	2,792	4,654	(6)	9,308	–		–		–	583,301

	POs	3/8/2018		–	–	–	4,147	13,826	(7)	34,565	–		–		108.47	583,319

Kelly S. Mark	STIP	1/1/2018	(4)	0	358,346	702,359	–	–		–	–		–		–	–

	LRIP	1/1/2018	(5)	105,972	353,241	883,103	–	–		–	–		–		–	–

	RSUs	3/8/2018		–	–	–	–	–		–	1,705	(8)	–		–	174,440

	Options	3/8/2018		–	–	–	–	–		–	–		8,033	(8)	108.47	185,000

	RSUs	8/28/2018		–	–	–	–	–		–	977	(8)	–		–	118,883

	Options	8/28/2018		–	–	–	–	–		–	–		4,688	(8)	127.83	124,982

Bruce W. Brda	STIP	1/1/2018	(4)	0	567,369	1,112,044	–	–		–	–		–		–	–

	LRIP	1/1/2018	(5)	75,000	250,000	625,000	–	–		–	–		–		–	–

	MSUs	3/8/2018		–	–	–	2,872	4,787	(6)	9,574	–		–		–	599,971

	POs	3/8/2018		–	–	–	4,266	14,221	(7)	35,552	–		–		108.47	599,984

(1)

In the aggregate, the MSUs (at target) described in this table represent approximately 0.03% of the total shares of Common Stock outstanding on February 1, 2019. MSUs are not eligible for dividend equivalent rights. Each of these MSU target awards were granted under the Omnibus Plan. The fair value for MSUs is determined using a Monte Carlo simulation model.

(2)

In the aggregate, the POs (at target) described in this table are exercisable for approximately 0.09% of the total shares of Common Stock outstanding on February 1, 2019. All option awards were granted under our Omnibus Plan. All options entitle the holder to acquire shares of Common Stock at the exercise price determined on the grant date. The options carry the right to elect to have shares withheld upon exercise and/or to deliver previously-acquired shares of Common Stock to satisfy tax-withholding requirements. Options may be transferred to family members or certain entities in which family members have an interest.

(3)	The exercise price of option awards is based on the fair market value of our Common Stock at the time of grant, which is the closing price for a share of our Common Stock on the date of grant.
(4)

These grants were made pursuant to the STIP for the 2018 plan year and are payable in cash. The STIP is the Company’s annual pay-for-performance bonus plan that is based on a formula that combines Company and individual performance. For a detailed discussion of the STIP, including the targets and plan mechanics, see Compensation Discussion and Analysis. Threshold payouts assume the minimum individual and business performance factors of 0.0. Target payouts assume individual and business performance factors of 1.0. Maximum payouts assume the maximum individual and business performance factors of 1.4. Awards under the STIP for NEOs are determined using their eligible earnings and individual incentive target percentages for the plan year.

(5)

These grants are for the 2018-2020 LRIP. Awards under the 2018-2020 LRIP cycle are determined in dollars but, at the discretion of the Committee, may be paid in cash or Common Stock. The Committee has determined that the 2018-2020 LRIP will be paid 100% in Common Stock for the CEO and 50% Common Stock, 50% cash for the other NEOs. For a discussion of the LRIP, including the targets and plan mechanics, see Compensation Discussion and Analysis. The amounts under Threshold assume the minimum performance level necessary to generate an award was achieved. If final cycle performance is below the minimum performance level at the end of the three-year cycle, awards will be $0. The amounts under Target assume the target level of performance is achieved. The amounts under Maximum will be payable if Motorola Solutions’ three-year total shareholder return ranks in the top 10th percentile among the S&P 500.

46	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

(6)

MSUs are granted at target on the grant date. Actual shares are earned and vest on the first, second and third anniversary of the grant date based on stock price appreciation or depreciation. For every 1% increase or decrease in stock price, MSUs earned on the performance measurement date will increase or decrease by 1%. Maximum opportunity is 200% of the target award for 100% stock price appreciation. Minimum opportunity is 60% of the target award at 40% stock price depreciation. On March 8, 2019, the first anniversary of the grant date, the Company’s stock had appreciated by 31%; therefore, one-third of the target award was earned at 131%.

(7)

POs are granted at target on the grant date. Actual options are earned and vest on the third anniversary of the grant date based on the payout factor that corresponds with the Company’s relative total shareholder return percentile rank amongst the S&P 500. Maximum opportunity is 250% of the target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of the target award if percentile rank is at least the 30th percentile.

(8)	The restrictions on the RSUs lapse and the options vest in three equal installments on the first, second and third anniversaries of the grant date.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

	Option Awards									Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (Vested) (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (Unvested) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Gregory Q. Brown	5/5/2010	264,635	(2)	0				28.86	5/5/2020	3/10/2016				10,624	(3)	1,222,184
	2/1/2011	665,778	(4)	0				39.02	2/1/2021	3/9/2017				25,270	(5)	2,907,060
	2/22/2011	48,489	(6)	0				38.04	2/22/2021	3/8/2018				30,668	(7)	3,528,046
	2/22/2011	471,398	(6)	0				38.04	2/22/2021
	5/2/2012	281,731	(8)	0				51.33	5/2/2022
	5/13/2013	362,894	(9)	0				56.17	5/13/2023
	3/10/2014	326,933	(10)	0				66.43	3/10/2024
	3/9/2015	199,123	(11)	0				66.57	3/9/2025
	8/25/2015	787,498	(12)	0				68.50	8/25/2022
	3/10/2016					123,106	(13)	71.22	3/10/2026
	3/9/2017					151,374	(14)	81.37	3/9/2027
	3/8/2018					91,105	(15)	108.47	3/8/2028
TOTAL		3,408,479		0		365,585					0		0	66,562		7,657,290
Gino A. Bonanotte	8/25/2015	160,417	(12)	0				68.50	8/25/2022	3/10/2016				2,905	(3)	334,191
	3/10/2016					33,670	(13)	71.22	3/10/2026	3/9/2017				5,442	(5)	626,047
	3/9/2017					32,603	(14)	81.37	3/9/2027	3/8/2018				5,984	(7)	688,399
	3/8/2018					17,776	(15)	108.47	3/8/2028
TOTAL		160,417		0		84,049					0		0	14,331		1,648,637
John P. Molloy	11/10/2015	2,558	(2)	0				68.34	11/10/2025	3/10/2016				2,034	(3)	233,991
	3/10/2016	0				23,569	(13)	71.22	3/10/2026	3/9/2017				4,535	(5)	521,706
	3/9/2017	0				27,169	(14)	81.37	3/9/2027	3/8/2018				5,319	(7)	611,897
	3/9/2017	184,367	(16)			0		81.37	8/25/2022
	3/8/2018	0				15,801	(15)	108.47	3/8/2028
TOTAL		186,925		0		66,539					0		0	11,888		1,367,594
Mark S. Hacker	3/10/2016					21,885	(13)	71.22	3/10/2026	3/10/2016				1,888	(3)	217,195
	3/9/2017					24,064	(14)	81.37	3/9/2027	3/9/2017				4,016	(5)	462,000
	3/8/2018					13,826	(15)	108.47	3/8/2028	3/8/2018				4,654	(7)	535,396
TOTAL		0		0		59,775					0		0	10,558		1,214,591
Kelly S. Mark	8/25/2015	160,417	(12)	0				68.50	8/25/2022	3/10/2016	585	(2)	67,298
	3/10/2016	0		3,068	(2)			71.22	3/10/2026	3/9/2017	982	(2)	112,969
	3/9/2017	0		5,284	(2)			81.37	3/9/2027	8/1/2017	362	(2)	41,644
	8/1/2017	0		2,223	(2)			91.95	8/1/2027	3/8/2018	1,705	(2)	196,143
	3/8/2018	0		8,033	(2)			108.47	3/8/2028	8/28/2018	977	(2)	112,394
	8/28/2018	0		4,688	(2)			127.83	8/28/2028
TOTAL		160,417		23,296							4,611		530,448	0		0
Former: Bruce W. Brda(17)	3/9/2015	4,145	(2)					66.57	3/9/2025	3/10/2016				2,034	(3)	233,991
	8/25/2015	160,417	(12)					68.50	8/25/2025	3/9/2017				4,535	(5)	521,706
	3/10/2016					23,569	(13)	71.22	3/10/2026	3/8/2018				4,787	(7)	550,696
	3/9/2017					27,169	(14)	81.37	3/9/2027
	3/8/2018					14,221	(15)	108.47	3/8/2028
TOTAL		164,562		0		64,959					0		0	11,356		1,306,393

(1)	Market values in columns (h) and (j) are based on the closing price of our Common Stock on December 31, 2018 of 115.04 per share.
(2)	The grant vests or vested in three equal annual installments commencing on the first anniversary of the grant date.

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	47

(3)

These market stock units vest on the first, second and third anniversary of the March 10, 2016 grant date based on stock price appreciation or depreciation. On March 10, 2017, the first anniversary of the grant date, our stock had appreciated by 16%; therefore, one-third of the award was earned at 116% of target. On March 10, 2018, the second anniversary of the grant date, our stock had appreciated by 54%; therefore, one-third of the award was earned at 154% of target. On March 10, 2019, the third anniversary of the grant date, our stock had appreciated by 100%; therefore, one-third of the award was earned at 200% of target.

(4)

The grant vested in three equal installments, each vesting date the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period was 10% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately following the Separation, or (b) the first, second and third anniversary of the grant date. The performance measure was met as of March 30, 2011; therefore the installments vested on the first, second and third anniversaries of the grant date.

(5)

These market stock units vest on the first, second and third anniversary of the March 9, 2017 grant date based on stock price appreciation or depreciation. On March 9, 2018, the first anniversary of the grant date, our stock had appreciated by 33%; therefore, one-third of the award was earned at 133% of target. On March 9, 2019, the second anniversary of the grant date, our stock had appreciated by 74%; therefore, one-third of the award was earned at 174% of target.

(6)

The 48,489 options and 471,398 stock-settled SARs vested in three equal installments, each vesting date the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 10% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on February 22, 2011, or (b) the first, second and third anniversary of the grant date. The performance measure was met as of April 5, 2011; therefore, the installments vested on the first, second and third anniversaries of the grant date.

(7)

These market stock units vest on the first, second and third anniversary of the March 8, 2018 grant date based on stock price appreciation or depreciation. On March 8, 2019, the first anniversary of the grant date, our stock had appreciated by 31%; therefore, one-third of the award was earned at 131% of target.

(8)

The grant vests in one installment on the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 2, 2012, and (b) the third anniversary of the grant date. The performance measure was met as of January 22, 2013; therefore, the options vested on the third anniversary of the grant date.

(9)

The grant vests in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 13, 2013, and (b) the first, second and third anniversary of the grant date. The performance measure was met as of December 31, 2013; therefore, the first, second and third installments vested on the first, second and third anniversaries of the grant date.

(10)

The grant vests in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on March 10, 2014, and (b) the first, second and third anniversary of the grant date. As of August 26, 2016, the performance measure was met; therefore, the first and second installments vested on August 26, 2016 and the third installment vested on March 10, 2017.

(11)

These performance options vest on the third anniversary of the March 9, 2015 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. On March 9, 2018, the Company’s total shareholder return percentile ranking in the S&P 500 resulted in the performance options paying out at 150% of target.

(12)

Performance Contingent Stock Options (“PCSOs”) vested upon the attainment of each stock price hurdle as follows: 20% vested when the Company closing stock price was $85.00 for ten consecutive trading days (which was met on June 30, 2017); 30% vested when the Company closing stock price was $102.50 for ten consecutive trading days (which was met on February 28, 2018); and 50% vested when the Company closing stock price was $120.00 for ten consecutive trading days (which was met on July 24, 2018). The PCSOs became exercisable on the third anniversary of the date of grant. If any stock price hurdles were not met during the three-year period, the corresponding unvested PCSOs would have expired.

(13)

These performance options vest on the third anniversary of the March 10, 2016 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects target. On March 10, 2019, these POs vested at 250% of target.

(14)

These performance options vest on the third anniversary of the March 9, 2017 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects target.

(15)

These performance options vest on the third anniversary of the March 8, 2018 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects target.

(16)

Mr. Molloy’s PCSOs vested upon the attainment of each stock price hurdle as follows: 44% vested when the Company closing stock price was $85.00 for ten consecutive trading days (which was met on June 30, 2017); 24% vested when the Company closing stock price was $102.50 for ten consecutive trading days (which was met on February 28, 2018); and 32% vested when the Company closing stock price was $120.00 for ten consecutive trading days (which was met on July 24, 2018). The PCSOs became exercisable on August 25, 2018. If any stock price hurdles were not met prior to August 25, 2018, the corresponding unvested PCSOs would have expired.

(17)	Mr. Brda’s reported ownership is as of August 28, 2018, the date on which he ceased to be subject to the reporting requirements of Section 16 of the Exchange Act.

OPTION EXERCISES AND STOCK VESTED IN 2018

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Gregory Q. Brown	620,826	51,131,385	52,825	5,762,679
Gino A. Bonanotte	147,362	9,169,121	13,762	1,501,297
John P. Molloy	152,539	6,889,704	8,512	938,587
Mark S. Hacker	281,680	15,550,924	10,339	1,121,606
Kelly S. Mark	68,534	3,228,610	3,721	398,654
Bruce W. Brda	160,417	9,391,383	8,025	875,447

(1)

The “Value Realized on Exercise” is computed by determining the difference between the market price of the underlying securities at exercise and the exercise or base price of the options and multiplying such number by the number of options exercised.

48	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

(2)

The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the market closing price of the underlying shares on the vesting date. When an award vests on a non-trading day, the most recent previous market closing price is used for the purpose of this calculation.

NONQUALIFIED DEFERRED COMPENSATION IN 2018

The Motorola Solutions Management Deferred Compensation Plan (the “Deferred Compensation Plan”) previously allowed eligible executive participants the opportunity to defer portions of their base salary and annual cash incentive compensation and thereby defer taxes. Effective January 1, 2008, due to low participation, the Deferred Compensation Plan was closed to new deferrals. Effective June 1, 2013, the Deferred Compensation Plan was amended and restated to again allow eligible participants, including the NEOs, to defer portions of their base salary and cash incentive compensation otherwise payable in 2018. Motorola Solutions provides 100% matching contributions on up to 4% of eligible compensation deferred above IRS qualified plan limits ($275,000 in 2018), not to exceed $50,000 in the case of the NEOs. The Deferred Compensation Plan is not intended to provide for the payment of above-market or preferential earnings on compensation deferred thereunder; however, as described below and pursuant to SEC rules, all above-market earnings on nonqualified deferred compensation in 2018 are shown below. Each of the NEOs participated in the Deferred Compensation Plan in 2018.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Gregory Q. Brown	50,000	48,825	6,830	0	373,592

Gino A. Bonanotte	40,500	48,825	-84,315	0	1,328,183

John P. Molloy	431,387	48,825	-37,691	0	799,609

Mark S. Hacker	34,878	32,725	34,160	-145,825	615,662

Kelly S. Mark	125,998	0	-15,891	0	374,022

Bruce W. Brda	86,229	48,825	-125,823	0	1,964,233

(1)	For above-market earnings on nonqualified deferred compensation, see the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the 2018 Summary Compensation Table.

The amounts reported in the “Aggregate Earnings in Last FY” column in the table above represent all earnings on nonqualified deferred compensation in 2018. The portion of earnings reported as “above-market earnings” in the 2018 Summary Compensation Table in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represents the amount in excess of 3.91% (120% of the applicable federal rate threshold established for 2018 pursuant to SEC rules).

The Deferred Compensation Plan uses the following funds as the index for calculating investment returns on a participant’s deferrals. The investment fund choices mirror the fund choices available in the Motorola Solutions 401(k) Plan. The participant’s deferrals into the Deferred Compensation Plan are deemed to be invested in one or more of these funds, as per the participant’s election. The participant does not actually own any shares of the investment funds he selects.

Fund Offering	Investment Classification	1-Year Annualized Average Rate of Return on December 31, 2018

* Short-Term Investment Fund	Money Market	2.06%

* Short-Term Bond Fund	Short-Term Bond	1.64%

* Intermediate-Term Bond Fund	Intermediate-Term Bond	0.03%

* Large Company Equity Fund	Large Cap Blend	-4.35%

* Mid-Sized Company Equity Fund	Mid Cap Blend	-11.04%

* Small Company Equity Fund	Small Cap Blend	-10.84%

* International Equity Fund	International Large Blend	-14.33%

Changes to distribution elections must be filed at least 12 months in advance of a previously elected payment start date. Any change will require that the payment start date be at least five years later than the previously elected payment start date. Hardship withdrawals are available, but no other nonscheduled withdrawals are available. Termination payments cannot be earlier than six months after separation from service, except in the event of death or, under certain circumstances, a change in control of the Company.

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	49

RETIREMENT PLANS

Our defined benefit pension plan was offered to eligible employees (including NEOs) hired before January 1, 2005. We offered the Motorola Solutions Pension Plan (the “Pension Plan”), a qualified pension plan with two different benefit formulas. Effective January 1, 2005, newly hired employees were no longer eligible to participate in the Pension Plan. Effective March 1, 2009, all future benefit accruals and compensation increases under the Pension Plan automatically ceased for all individuals who were participants as of February 28, 2009. In connection with the December 3, 2014 termination of our Pension Plan, a new pension plan was adopted with the same terms and conditions and the benefits for eligible employees have not changed. All references herein to the Pension Plan shall be deemed to refer to the new pension plan.

The Company also offers a defined contribution 401(k) plan, which permits employee deferrals and provides for an employer matching contribution.

Pension Plan

The Pension Plan contains two benefit formulas, referred to as the Traditional Plan and the Portable Plan. The Traditional Plan formula provides an annual pension annuity benefit based on the participant’s average earnings and benefit service, offset by an estimated age 65 Social Security benefit. The Traditional Plan formula is calculated either based on “final average earnings” and estimated Social Security benefit as of December 31, 2007, or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit. The Portable Plan formula provides a lump-sum pension benefit based on the participant’s average earnings, and a “benefit percentage” determined by the participant’s vesting and benefit service. The Portable Plan also calculates a benefit based on “final average earnings” as of December 31, 2007 or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit.

A participant’s “final average earnings” are his/her average earnings for the five years of his/her highest pay during the last ten calendar years (including years he/she did not work a complete year) of the participant’s employment with the Company. A participant’s “modified average earnings” are: (1) the sum of (a) his/her average earnings for the five (or fewer if hired after 2002) years of his/her highest pay during the ten calendar years before January 1, 2008, plus (b) his/her earnings during all years after 2007 in which he/she participated in the Pension Plan, divided by (2) the sum of (a) the number of years of the participant’s benefit service under the Pension Plan prior to January 1, 2008, up to a maximum of five years (or fewer, if less than five); plus (b) the participant’s total years of participation in the Pension Plan for all years after 2007. Eligible earnings include regular earnings, commissions, overtime, lump sum merit pay, and incentive pay with respect to the period January 1, 2000 to February 3, 2002. After February 3, 2002, incentive pay was excluded from the definition of eligible compensation.

401(k) Plan

The Motorola Solutions 401(k) Plan provides a dollar-for-dollar matching contribution each pay period on employee pre-tax and /or Roth after-tax contributions, up to the first 4% of eligible compensation. Employees are permitted to contribute up to 75% of eligible compensation on a pre-tax and/or Roth after-tax basis and up to 10% of eligible compensation as after-tax contributions, subject to IRS limits. The 401(k) Plan also offers a discretionary matching contribution, which shall be determined annually by a group comprised of certain Company officers and/or their designees.

PENSION BENEFITS IN 2018

Assumptions described in Note 7, “Retirement Benefits” in the Company’s Form 10-K for the fiscal year ended December 31, 2018 are also used below and incorporated by reference.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

Gregory Q. Brown	Portable Pension Plan	6 Yrs 2 Months	140,737	0

Gino A. Bonanotte	Traditional Pension Plan	21 Years	689,610	0

John P. Molloy	Portable Pension Plan	14 Yrs 8 Months	237,915	0

Mark S. Hacker	Portable Pension Plan	8 Yrs 1 Month	145,105	0

Kelly S. Mark	Portable Pension Plan	9 Yrs 6 Months	174,425	0

Bruce W. Brda	Traditional Pension Plan	19 Yrs 11 Months	844,722	0

(1)

When Motorola Solutions acquires a company, it does not credit or negotiate crediting years of service for the purpose of benefit accruals or augmentation. In certain circumstances, prior service may count toward eligibility and vesting service.

50	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

EMPLOYMENT CONTRACTS

Employment Agreement with Gregory Q. Brown

On August 27, 2008, the Company entered into an employment agreement (the “original employment agreement”) with Gregory Q. Brown, then the Co-Chief Executive Officer of the Company and Chief Executive of the Company’s Broadband Mobility Solutions business and a member of the Board. The original employment agreement memorialized Mr. Brown’s existing base salary of $1,200,000, an annual bonus target of not less than 220% of salary, a long-range incentive award target of not less than 350% of base salary for 2008 and 250% thereafter, and a 2008 special bonus target. The original employment agreement had an initial three-year term, with automatic one-year renewals absent a notice of non-renewal. As previously disclosed on December 17, 2008, Mr. Brown voluntarily decided to forego any 2008 annual or special bonus under the Motorola Incentive Plan. The original employment agreement was amended on December 15, 2008, May 28, 2010 and March 10, 2014 (the original employment agreement, together with the amendments, are collectively referred to as the “employment agreement”).

In the event of Mr. Brown’s termination of employment “without cause” or by Mr. Brown for “good reason,” Mr. Brown is entitled to: (1) accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses); (2) a lump sum severance payment equal to two times (prior to a change in control) or three times (on or within 24 months of a change in control) the sum of his base salary and target annual bonus; (3) a pro rata annual bonus based on actual performance during the year in which termination occurs; (4) two years (prior to a change in control) or three years (following a change in control) of medical insurance continuation; and (5) two years’ continued vesting of all outstanding equity awards (prior to a change in control) or accelerated vesting of all equity awards (following a change in control). In the event the Company terminates Mr. Brown’s employment for “cause” or Mr. Brown terminates employment without “good reason,” he is entitled only to accrued and unpaid base salary and vacation pay. In the event of a termination of employment due to death or disability, Mr. Brown is entitled to accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses) and vesting of all then unvested equity awards that are outstanding at the date of termination.

“Good reason” for Mr. Brown to terminate his employment and receive the above generally includes: (1) a reduction in salary, bonus targets, or benefits; (2) a failure to continue on the Board of Directors or negative change in reporting structure; (3) a relocation of employment beyond 50 miles of Schaumburg, Illinois; (4) the failure of the successor to what is now Motorola Solutions to assume the employment agreement; or (5) any other breach of the employment agreement.

During his employment term, Mr. Brown is eligible to participate in the health and welfare plan, perquisites, fringe benefits and other arrangements generally available to other senior executives; Mr. Brown is required to use the Company’s aircraft, if any, or Company arranged charter aircraft, for business and personal travel pursuant to the Company’s security policy. Mr. Brown is not covered by the Company’s change in control severance plans. Previously, Mr. Brown was entitled to a gross up for excise taxes on excess parachute payments, subject to a 10% “cut-back” (in other words, change in control payments will be reduced below the Code Section 280G safe harbor if the total payments are less than 10% in excess of the Code Section 280G safe harbor). However, Mr. Brown’s employment agreement was amended on March 10, 2014 to remove the gross-up for excise taxes and to reduce the minimum annual bonus target to 150% effective in 2014.

Mr. Brown’s employment agreement contains customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions relating to the Company that apply during the employment period and the two-year period following termination of employment.

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	51

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Change in Control Arrangements

The Company’s 2011 Senior Officer Change in Control Severance Plan (the “CIC Severance Plan”) is applicable to the NEOs, other than Mr. Brown, as well as all officers who are at or above the level of Senior Vice President (“Senior Officers”).

CIC Provision	CIC Severance Plan

Eligibility	All existing or newly elected or promoted executives with the following titles: • Executive Vice President • Senior Vice President

CIC Cash Severance Multiple	Two times sum of current base salary and current target annual bonus

Medical Benefit Continuation	Two years

Excise Tax Gross-Up	None. In the event change in control benefits are subject to the excise tax under Section 4999 of the Code, either the participant will pay the excise taxes or the benefits will be cut back to an amount that eliminates imposition of the excise taxes, whichever option is more favorable to the participant on an after-tax basis.

Advance Notification to Participant of Plan Amendment	One year

In particular, under the CIC Severance Plan:

•

each participant is generally entitled to receive severance benefits if the participant terminates employment with the Company within two years subsequent to a Change in Control of the Company for “Good Reason;” or if the participant’s employment with the Company is involuntarily terminated within two years subsequent to a Change in Control of the Company for any reason other than termination for “Cause,” “Disability” or death; or in the event of an anticipatory termination in connection with a Change in Control of the Company;

•

qualifying participants are entitled to receive a lump sum in cash (with limited exceptions) equal to their unpaid salary for accrued vacation days, accrued salary through the termination date and unpaid annual incentive or sales incentive bonuses for the preceding year;

•

qualifying participants are also entitled to receive a lump sum in cash equal to two times the participant’s base salary in effect on the termination date plus two times the participant’s target annual bonus or sales incentive bonus for the year in which termination occurs;

•	qualifying participants will also receive a pro rata target annual or sales incentive for the performance period (year, quarter or month) in which the termination occurs;

•	payments may be made at different times or in different formats depending on the application of Section 409A of the Code;

•

qualifying participants will also receive continued medical, dental and life insurance benefits for up to two years at the active employee premium rate, and two years of age and service credit for retiree medical eligibility; and

•

in the event a qualifying participant is subject to the excise tax under Section 4999 of the Code, either (a) the participant will pay all applicable Section 4999 excise taxes with respect to severance benefits (if such taxes apply) or (b) the severance benefits will be cut back to an amount that will not be subject to Section 4999 excise taxes, whichever option is more favorable to the participant on an after-tax basis.

If a Change in Control occurs during the term, the CIC Severance Plan continues for at least an additional two years from the Change in Control. The CIC Severance Plan may not be amended or terminated in a manner adverse to participants except upon one year’s advance written notice.

In addition to plans covering all of the Company’s Senior Officers, there are Change in Control protections for the general employee population under the Motorola Solutions, Inc. Involuntary Severance Plan.

Also, except as otherwise determined by the Compensation and Leadership Committee at the time of the grant of an award, under the Omnibus Plan, upon a Change in Control of the Company and a qualifying termination (known as a “double trigger”), all equity-based awards granted to employees, including our NEOs, become fully vested and exercisable; all performance goals are deemed achieved at target levels and all other terms and conditions are deemed met; all performance stock would be delivered as promptly as practicable; all performance units, restricted stock units and other units would be paid out as promptly as practicable; all annual short-term incentive awards would be paid out at target levels

52	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

and all other terms and conditions deemed met; and all other stock or cash awards would be delivered and paid. The value of this potential acceleration of awards is the same as the value disclosed for the LRIP, stock options and SARs, and RSUs under the Involuntary Termination Change in Control columns of the Termination and Change in Control Table for 2017. A qualifying termination includes an NEO who is involuntarily terminated (for a reason other than “Cause”) or quits for “Good Reason” within 24 months following the Change in Control. This treatment also applies for any awards that are assumed or replaced by the successor corporation (or parent thereof) if these awards preserve the value of existing awards at the time of the Change in Control and provide for subsequent payout in accordance with the same vesting schedule applicable to the original awards. With respect to any awards that are not assumed or replaced, such awards shall immediately vest.

Executive Severance Plan

The Company has maintained an executive severance plan for all U.S.-based elected officers and appointed vice presidents since October 1, 2008. On January 24, 2011, the Compensation and Leadership Committee approved and adopted the Company’s 2011 Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan is applicable to the NEOs, other than Mr. Brown, and is the Company’s severance plan for officers of the Company at or above the level of Vice President (“Vice Presidents”), with additional eligibility for certain participants as set forth therein.

Executive Severance Provision	Executive Severance Plan

Eligibility

Existing or newly elected or promoted executives in the United States with the following titles:

•   Executive Vice Presidents

•   Senior Vice Presidents

•   Corporate Vice Presidents

•   Appointed Vice Presidents

Qualifying Event	Executive must have a qualifying termination and such termination of employment constitutes a separation from service within the meaning of Section 409A of the Code, with execution of a general release

Severance Amount	• Appointed Vice President – 9 months base salary • Corporate Vice President and above – 12 months base salary

Definition of Severance Bonus	Pro rata STIP or AIP, as applicable, award based on actual business results for the year in which separation occurred and with an individual performance factor of 1.0, if applicable

Medical Benefit Continuation	• Appointed Vice President – 9 months medical plan coverage • Corporate Vice President and above – 12 months medical plan coverage

Outplacement Services	Up to 12 months outplacement services or a cash payment in lieu of such services

Financial Planning	Appointed Vice President and above – 12 months or April 30 of calendar year following year of separation

Advance Notification To Participant of Plan Amendment	One year

In particular, under the Executive Severance Plan:

•

each participant is generally entitled to receive severance benefits if the participant’s employment is terminated by the Company other than: (a) for total and permanent disability; (b) for “Cause;” (c) due to death; (d) if the participant accepts employment with another company in connection with a sale, lease, exchange, outsourcing arrangement or other asset transfer or transfer of any portion of a facility or all or any portion of a discrete organizational unit or business segment of the Company (or is offered employment under such circumstances with certain compensation and benefits that are comparable to those provided by the Company when new employment would become effective); (e) if the termination of employment is followed by immediate or continued employment by the Company or an affiliate or subsidiary; or (f) if the participant terminates voluntarily for any reason;

•

qualifying participants who execute a prescribed release of claims, are not in breach of any covenants or other agreements with the Company and comply with non-disparagement, confidentiality and other applicable covenants, are entitled to receive, in addition to accrued salary through the separation date, 12 months (or nine months in the case of appointed vice presidents) of base salary continuation and a pro rata annual bonus or pro rata sales incentive, whichever is applicable, for the performance period (year, month or quarter, as applicable) in which separation occurs;

•

qualifying participants would receive (a) 12 months (nine months in the case of appointed vice presidents) of continued medical plan coverage at the active employee premium rate, (b) up to 12 months of outplacement services, or cash in-lieu thereof not to exceed the cost of such outplacement services, and (c) a minimum of 12 months of financial planning services;

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	53

•

any severance pay and benefits paid under the Executive Severance Plan are to be offset against any severance pay and benefits payable under the applicable Change in Control plan and/or other individual severance arrangements;

•

if a qualified participant receives a pro rata annual bonus or pro rata sales incentive under the Executive Severance Plan, the participant is not to receive an annual bonus or sales incentive under any applicable plan for the same performance period; and

•

the Compensation and Leadership Committee, or in some circumstances its delegate, may, in its sole discretion, reduce, eliminate or otherwise adjust the amount of a qualifying participant’s severance pay and benefits, including any bonus or incentive.

If a Change in Control occurs, the Executive Severance Plan continues for at least an additional two years after the Change in Control. The Executive Severance Plan may not be amended or terminated in a manner adverse to participants or potential participants except upon one year’s advance written notice or qualifying participants’ written consent.

Termination and Change in Control Tables for 2018

The tables below outline the potential payments to our NEOs upon the occurrence of certain termination triggering events. Standard definitions for the various types of terminations follow the tables, although exact definitions may vary by agreement and by person.

As required, the amounts included in the following tables reflect theoretical potential payouts based on the assumption that the applicable triggering event occurred on December 31, 2018. For each NEO, the columns included reflect the triggering events that were theoretically possible on December 31, 2018.

Gregory Q. Brown

Chairman and Chief Executive Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Good Reason	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$6,875,000	$0	$0	$0	$6,875,000	$10,312,500

Short-Term Incentive(3)	2,384,375	2,187,500	2,384,375	0	2,384,375	2,187,500

Long-Term Incentives

• 2018-2020 LRIP(3)	0	1,041,667	1,041,667	0	0	3,125,000

• 2017-2019 LRIP(3)	0	2,083,333	2,083,333	0	0	3,125,000

• Stock Options and SARs (Unvested and Accelerated or Continued Vesting)(4)	8,067,689	0	11,089,827	0	8,067,689	11,089,827

• Restricted and Market Stock Units (Unvested and Accelerated or Continued Vesting)(4)	7,657,062	0	7,657,062	0	7,657,062	7,657,062

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	27,830	0	0	0	27,830	41,745

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

TOTAL	$25,011,956	$5,329,000	$24,272,765	$0	$25,028,456	$37,555,135

54	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

Gino A. Bonanotte

Executive Vice President and Chief Financial Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$680,000	$2,652,000

Short-Term Incentive(3)	0	0	701,273	0	701,273	643,369

Long-Term Incentives

• 2018-2020 LRIP(3)	0	0	250,000	0	0	750,000

• 2017-2019 LRIP(3)	0	0	466,667	0	0	700,000

• Stock Options (Unvested and Accelerated)(4)	0	0	2,689,951	0	0	2,689,951

• Restricted and Market Stock Units (Unvested and Accelerated)(4)	0	0	1,648,638	0	743,388	1,648,638

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	17,116	17,116

Financial Planning Continuation	0	15,000	15,000	0	15,000	15,000

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$0	$15,000	$5,771,528	$0	$2,174,777	$9,116,074

John P. Molloy

Executive Vice President, Products & Sales

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$680,000	$2,652,000

Short-Term Incentive(3)	0	0	651,688	0	651,688	597,879

Long-Term Incentives

• 2018-2020 LRIP(3)	0	0	222,222	0	0	666,666

• 2017-2019 LRIP(3)	0	0	388,889	0	0	583,334

• Stock Options (Unvested and Accelerated)(4)	0	0	2,051,386	0	0	2,051,386

• Restricted and Market Stock Units (Unvested and Accelerated)(4)	0	0	1,367,596	0	600,394	1,367,596

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	16,837	16,837

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$0	$16,500	$4,698,281	$0	$1,983,419	$7,952,198

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	55

Mark S. Hacker

Executive Vice President, General Counsel and Chief Administrative Officer

	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
Executive Benefits and Payments Upon Termination(1)	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$585,000	$2,281,500

Short-Term Incentive(3)	0	0	601,944	0	601,944	552,243

Long-Term Incentives

• 2018-2020 LRIP(3)	0	0	194,445	0	0	583,334

• 2017-2019 LRIP(3)	0	0	344,444	0	0	516,666

• Stock Options (Unvested and Accelerated)(4)	0	0	1,860,072	0	0	1,860,072

• Restricted and Market Stock Units (Unvested and Accelerated)(4)	0	0	1,214,592	0	536,662	1,214,592

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	17,004	17,004

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$0	$16,500	$4,231,998	$0	$1,775,110	$7,041,912

Kelly S. Mark

Executive Vice President, Services & Software

	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
Executive Benefits and Payments Upon Termination(1)	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$500,000	$1,819,041

Short-Term Incentive(3)	0	358,346	390,597	0	390,597	358,346

Long-Term Incentives

• 2018-2020 LRIP(3)	0	117,747	117,747	0	0	353,241

• 2017-2019 LRIP(3)	0	388,889	388,889	0	0	583,334

• Stock Options (Unvested and Accelerated)(4)	0	0	193,062	0	21,736	193,062

• Restricted and Market Stock Units (Unvested and Accelerated)(4)	0	0	530,564	0	99,625	530,564

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	16,316	16,316

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$0	$881,483	$1,637,360	$0	$1,062,774	$3,870,405

56	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

Bruce W. Brda

Former Executive Vice President

	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
Executive Benefits and Payments Upon Termination(1)	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$600,000	$2,340,000

Short-Term Incentive(3)	0	567,369	618,432	0	618,432	567,369

Long-Term Incentives

• 2018-2020 LRIP(3)	0	200,000	200,000	0	0	600,000

• 2017-2019 LRIP(3)	0	388,889	388,889	0	0	583,334

• Stock Options (Unvested and Accelerated)(4)	0	0	2,041,006	0	0	2,041,006

• Restricted and Market Stock Units (Unvested and Accelerated)(4)	0	0	1,306,394	0	577,501	1,306,394

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	18,028	18,028

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$0	$1,172,758	$4,571,222	$0	$1,848,461	$7,472,631

(1)

For purposes of this analysis, we assumed the NEOs’ compensation is as follows: Mr. Brown’s base salary is equal to $1,250,000, his short-term incentive target opportunity under the STIP is equal to 175% of base salary and his long-term incentive target opportunity under the 2018-2020 and 2017-2019 LRIP cycles is equal to 250% of cycle start salary. Mr. Bonanotte’s base salary is equal to $680,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2018-2020 and 2017-2019 LRIP cycles is equal to $750,000 and $700,000, respectively. Mr. Molloy’s base salary is equal to $680,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2018-2020 and 2017-2019 LRIP cycles is equal to $666,666 and $583,334, respectively. Mr. Hacker’s base salary is equal to $585,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2018-2020 and 2017-2019 LRIP cycles is equal to $583,334 and $516,666, respectively. Mr. Mark’s base salary is equal to $500,000, his short-term incentive target opportunity under the STIP is equal to 82% of actual earnings and his long-term incentive target opportunity under the 2018-2020 and 2017-2019 LRIP cycles is equal to $353,241 and $274,523, respectively. Mr. Brda’s base salary is equal to $600,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2018-2020 and 2017-2019 LRIP cycles is equal to $250,000 and $437,501, respectively.

(2)

Under Involuntary Termination-Not for Cause, severance is generally calculated as 12 months of base salary pursuant to the Executive Severance Plan. For Mr. Brown, severance is calculated as two times base salary plus two times target STIP award, as further discussed in Employment Agreement with Gregory Q. Brown. Under Involuntary Termination-Change in Control, severance is calculated as two times base salary plus two times target bonus in the year of termination pursuant to the Senior Officer Change in Control Severance Plan, and pursuant to Mr. Brown’s employment agreement is calculated as three times base salary plus three times target bonus in the year of termination. Actual severance payments may vary. See Executive Severance Plan for further details.

(3)

Assumes the effective date of termination is December 31, 2018 and that the payment is calculated pursuant to the terms and conditions of the applicable arrangement or plan; the payment under the 2018-2020 LRIP cycle is equal to one-third of the target award and the payment under the 2017-2019 LRIP cycle is equal to two-thirds of the target award for Total and Permanent Disability or Death and the full target award for Involuntary Termination-Change in Control. If the NEO does not meet the rule of retirement under the STIP or under the LRIP on the effective date of termination, zeroes are entered under Voluntary Termination-Retirement. If an NEO has not met the applicable rule of retirement, he is not automatically entitled to a pro rata payment under the LRIP in the event of an Involuntary Termination-Not for Cause unless the LRIP cycle is in its final year at the time of termination.

(4)

Assumes the effective date of termination is December 31, 2018 and the price per share of Common Stock on the date of termination is $115.04 per share, the closing price of the Common Stock on December 31, 2018. If the NEO does not meet the rule of retirement, if applicable, under the equity plans on the effective date of termination, zeroes are entered under Voluntary Termination-Retirement. For Involuntary Termination-Not For Cause, the vesting for unvested equity is pro rata accelerated for full months of service from the grant date to the termination date. For Mr. Brown, under Voluntary Termination-Good Reason and Involuntary Termination-Not For Cause, equity continues to vest for a period of two years following termination. The value of dividend equivalent shares on Mr. Brown’s restricted shares is not included.

(5)

Payments associated with Benefits and Perquisites are limited to the items listed. No other benefits or perquisite continuation occurs under the termination scenarios listed that are not otherwise available to all regular U.S. employees.

(6)	See Nonqualified Deferred Compensation in 2018 for a discussion of nonqualified deferred compensation. There would be no further enhancement or acceleration upon a termination or change in control.
(7)

Health and Welfare Benefits Continuation is calculated as 12 months (except with respect to Mr. Brown, which is calculated as 24 months per his employment agreement) as provided in the Executive Severance Plan under Involuntary Termination-Not for Cause and as 24 months (except with respect to Mr. Brown, which is calculated as 36 months per his employment agreement) under Involuntary Termination-Change in Control. Mr. Brown’s employment agreement also provides for 24 months benefits continuation under Voluntary Termination-Good Reason.

(8)

Mr. Brown’s employment agreement and our Senior Officer Change in Control Severance Plan use a “double trigger.” In other words, in order for severance benefits to be “triggered,” (1) a change in control must occur, and (2) an executive must be involuntarily terminated for a reason other than “Cause” or must leave for “Good Reason” within 24 months following the change in control. Mr. Brown’s employment agreement has unique definitions of “Cause” and “Good Reason.” The total amounts payable to the NEOs in the event of a change in control of the Company may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	57

Definitions:

“Voluntary Termination” means a termination initiated by the officer.

“Voluntary Termination for Good Reason” occurs when, other than in connection with a Change in Control, employment is terminated by an officer for Good Reason.

“Good Reason” means (1) an officer is assigned duties materially inconsistent with his position, duties, responsibilities and status, or his duties are materially diminished, during the 90-day period immediately preceding a Change in Control, (2) his position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control, (3) his annual base salary or total annual compensation opportunity are materially reduced, (4) the Company requires regular performance of duties beyond a 50-mile radius from the officer’s current location, (5) the Company fails to obtain a satisfactory agreement from any successor to assume and perform the relevant plan, or (6) any other material breach of the relevant plan. In the case of Mr. Brown, “Good Reason” also means (1) a failure to continue on the Board of Directors or a negative change in reporting structure, (2) Mr. Brown is not the sole Chief Executive Officer of Motorola Solutions on and after September 1, 2011, or (3) the failure of the successor to what is now Motorola Solutions to assume his employment agreement.

“Voluntary Termination–Retirement” means, apart from any pension plan or STIP, for purposes of the awards under the Omnibus Plan prior to March 9, 2015 and the awards under the Motorola Solutions LRIP prior to February 11, 2015, retirement after reaching age 55 with at least 20 years of service, or age 60 with at least 10 years of service, or age 65; for purposes of awards under the Omnibus Plan on or after March 9, 2015 and awards under the LRIP, retirement after reaching age 55 with at least 10 years of service, or age 60 with at least 5 years of service, or age 65; for purposes of the STIP, retirement after reaching age 55 with 3 years of service; and for purposes of the Motorola Elected Officer Supplementary Retirement Plan, retirement after reaching age 60 (early retirement age for an unreduced benefit) or age 57 for a reduced benefit retirement, if applicable.

“Involuntary Termination–Total and Permanent Disability” means termination of employment following entitlement to long-term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan, or a determination of a permanent and total disability under a state workers compensation statute.

“Involuntary Termination–For Cause” means termination of employment following any misconduct identified as a ground for termination in the Motorola Solutions Code of Business Conduct, or the human resources policies, or other written policies or procedures, including among other things, conviction for any criminal violation involving dishonesty, fraud or breach of trust or willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company.

“Involuntary Termination–Not for Cause” means termination of employment for reasons other than “For Cause,” Change in Control as defined below, death, Retirement or Total and Permanent Disability as defined above.

“Involuntary Termination for Change in Control” occurs when, at any time (1) following a Change in Control and, assuming equity awards are not suitably replaced by a successor, prior to the second anniversary of a Change in Control or (2) during the 12 months prior to a Change in Control but after such time as negotiations or discussions that ultimately lead to a Change in Control have commenced, employment is terminated (a) involuntarily for any reason other than Cause, death, Disability or retirement under a mandatory retirement policy of the Company or any of its Subsidiaries or (b) by the officer after the occurrence of an event giving rise to Good Reason. For purposes of this definition, “Cause” means (1) conviction of any criminal violation involving dishonesty, fraud or breach of trust or (2) willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company, and “Disability” means a condition such that the officer by reason of physical or mental disability becomes unable to perform his normal duties for more than 180 days in the aggregate (excluding infrequent or temporary absence due to ordinary transitory illness) during any 12 month period.

“Change in Control” (as used in the prior definition of “Involuntary Termination for a Change in Control”) shall be deemed to have occurred if (1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than the Company or any employee benefit plan of the Company, and no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of the Company’s securities by either of the foregoing), (2) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have, directly or indirectly, at least a 65% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any such transaction with entities in which the holder of Common Stock, directly or indirectly, have at least 65% ownership interest, (3) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (4) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board immediately prior to first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

58	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

CEO PAY RATIO

Our CEO Pay Ratio, calculated in accordance with the requirements set forth in Item 402(u) of Regulation S-K, is 211:1.

•	Material changes in our global workforce, largely driven by acquisitions, prompted the identification of a new median employee

•	Mr. Brown’s total annual compensation was $20,348,558 mostly due to our exceptional company performance resulting in higher incentive payouts

•	Our new median employee’s total annual compensation was $96,553

Motorola Solutions is a global company with 15,306 employees, excluding the CEO, in 57 countries as of October 1, 2018. Our median employee was identified using the Company’s global full-time, part-time, temporary and seasonal employees employed on that date. As part of our methodology, and as permitted under the pay ratio rule, we excluded all employees in the following 18 countries (765 total employees excluded, which is 5.0% of our total workforce shown above):

Countries Excluded	Number Employees

Algeria	10

Argentina	43

Chile	400

Colombia	58

Ecuador	10

Egypt	12

Greece	4

Indonesia	10

Libya	13

Lithuania	5

Mexico	142

Pakistan	5

Philippines	5

Romania	11

Russian Federation	29

Ukraine	4

Venezuela	1

Vietnam	3

Total Employees Excluded:	765

We then measured compensation for the period beginning on January 1, 2018 and ending on December 31, 2018 for the remaining employees. Annual base salary (converted to USD) and wages plus overtime were used as our consistently applied compensation measure to identify the median employee, and in doing so we annualized the compensation for our permanent full-time and part-time employees who were newly hired during 2018 and therefore not employed for the full measurement period.

After identifying the median employee as described above, the median employee’s total annual compensation was calculated in the same manner as for the NEOs in the 2018 Summary Compensation Table (“SCT”) and the CEO’s total annual compensation is the same as in the SCT.

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	59

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity compensation plan information as of December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Motorola Solutions shareholders	6,632,598(2)(3)(4)	$69.52	15,794,217(5)

(1)	The weighted-average exercise price does not include outstanding restricted or deferred stock units.
(2)	Includes shares subject to outstanding options granted under the Omnibus Plan and prior stock incentive plans no longer in effect for new grants.
(3)

Includes an aggregate of 1,218,939 restricted or deferred stock units that have been granted or accrued pursuant to dividend equivalent rights under the Omnibus Plan and prior stock incentive plans which are no longer in effect for new grants. Each restricted or deferred stock unit is intended to be the economic equivalent of one share of Common Stock.

(4)

Includes 315,521 shares subject to outstanding stock appreciation rights (“SARs”) granted under the Omnibus Plan (“Plan SARs”). These SARs enable the recipient to receive, for each SAR granted, a settlement amount equal to the excess of the fair market value of one share of Common Stock on the date the SAR is exercised over the fair market value of one share of Common Stock on the date the SAR was granted. The settlement amount of the Plan SARs is payable in shares of Common Stock. The 315,521 shares subject to the Plan SARs assumes the exercise of 471,398 Plan SARs on December 31, 2018 at $115.04, the closing price of the Common Stock on December 31, 2018, resulting in 115,877 shares that would not be issued in settlement of the Plan SARs.

(5)

Of these shares: (i) 7,219,865 shares remain available for future issuance under the Motorola Solutions Employee Stock Purchase Plan of 1999, as amended; and (ii) an aggregate of 8,574,352 shares remain available for future issuance under the Omnibus Plan. In addition to stock options, other equity benefits which may be granted under the Omnibus Plan are SARs, restricted stock, restricted stock units, deferred stock units, performance shares and other stock awards. In addition, at the discretion of the Compensation and Leadership Committee, shares of Common Stock may be issued under the Omnibus Plan in payment of awards under the Company’s long-range incentive plans.

60	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

AUDIT COMMITTEE MATTERS

THE FOLLOWING “REPORT OF AUDIT COMMITTEE” AND RELATED DISCLOSURE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF AUDIT COMMITTEE

The Audit Committee (the “Committee”) operates pursuant to a written charter that was amended and restated by the Board as of November 15, 2018. A copy of the Committee’s current charter is available at www.motorolasolutions.com/investors. The responsibilities of the Committee include assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance. The Committee also appoints and retains the independent registered public accounting firm.

On March 7, 2019, the Board determined that each member of the Committee was independent within the meaning of relevant NYSE listing standards, SEC rules and the Motorola Solutions, Inc. Director Independence Guidelines. The Board also determined that (1) Mr. Jones, Ms. Lewent and Mr. Mondre are each an “audit committee financial expert” as defined by SEC rules, whose expertise has been attained through relevant experience as discussed in “Our Board—Who We Are,” and (2) each member of the Committee is “financially literate.”

The Committee fulfills its responsibilities through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. During 2018, the Committee met 9 times. The Committee schedules its meetings with a view toward ensuring that it devotes appropriate attention to all of its tasks. During certain of these meetings, the Committee meets privately with the independent registered public accounting firm, the chief financial officer, the director of internal audit, the chief ethics officer, the chief legal counsel and, from time to time, other members of management. Outside of formal meetings, Committee members had telephone calls to discuss important matters with management and the independent registered public accounting firm. The Committee also engages the independent registered public accounting firm to perform a review of the interim financial statements in accordance with Statement on Auditing Standards (SAS) No. 100 and discusses the results of each review with the independent registered public accounting firm.

Throughout the year, the Committee monitors matters related to the independence of KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm appointed for the fiscal year ending December 31, 2018. As part of its monitoring activities, the Committee reviews the relationships between the independent registered public accounting firm and the Company. After reviewing the relationships and discussing them with management, the Committee discussed KPMG’s overall relationship with the Company, as well as KPMG’s objectivity and independence. Based on its review, the Committee is satisfied with the registered public accounting firm’s independence. The Committee also discussed with PwC matters related to its independence.

KPMG also has confirmed to the Committee in writing, as required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding KPMG’s communications with the Committee concerning independence, that, in its professional judgment, it is independent of the Company under all relevant professional and regulatory standards. The Committee also discussed with management, the internal auditors and the independent registered public accounting firm, the quality and adequacy of the Company’s internal controls and the internal audit function’s management, organization, responsibilities, budget and staffing. The Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent registered public accounting firm all matters required by the standards of the PCAOB, including those described in Auditing Standard No. 16, “Communications with Audit Committees.” With and without management present, the Committee discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements. The Committee also discussed the results of the internal audit examinations. The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2018 with management and the independent registered public accounting firm. Management has the responsibility for the preparation and integrity of the Company’s consolidated financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements. Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

The Committee also reviewed management’s report on its assessment of the effectiveness of internal controls over financial reporting as of December 31, 2018 and the report of the Company’s independent registered public accounting firm on the effectiveness of internal controls over financial reporting as of December 31, 2018. Management is responsible for maintaining adequate internal controls over financial reporting and for its assessment of the effectiveness of internal controls over financial reporting. The Company’s independent registered public accounting firm

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	61

has the responsibility for auditing the effectiveness of internal controls over financial reporting and expressing an opinion thereon based on its audit. Based on the above-mentioned review and discussions with management and the Company’s independent registered public accounting firm, the Committee recommended to the Board that management’s report on its assessment of the effectiveness of internal controls over financial reporting as of December 31, 2018 and the report of our independent registered public accounting firm be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

As specified in the Audit Committee Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Committee has relied on: (1) management’s representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and (2) the reports of the Company’s independent registered public accounting firm with respect to such consolidated financial statements.

Respectfully submitted,

Judy C. Lewent, Chair

Clayton M. Jones

Gregory K. Mondre

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

On May 14, 2018 the Audit Committee appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019. There were no Audit or Audit-Related services rendered to the Company by PwC during the fiscal years ended December 31, 2017 or December 31, 2018.

KPMG served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2018 and December 31, 2017. The Audit Committee appoints and engages the independent registered public accounting firm annually and has appointed PwC as the independent registered public accounting firm for the current fiscal year.

Fees Billed by KPMG

The aggregate fees billed by KPMG for professional services to the Company were $6.4 million in 2018 and $7.1 million in 2017. The fees in connection with the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, the review of the Company’s quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements are listed below under “Audit Fees.” The fees for assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees, are listed below under “Audit-Related Fees.” Audit-Related Fees also include due diligence procedures performed in connection with merger and acquisition activities. Finally, the fees billed by KPMG for tax services, which primarily related to multi-national transfer pricing and tax services, are listed below under “Tax Fees.”

The following table further summarizes fees billed to the Company by KPMG during 2018 and 2017.

(In millions)	2018	2017

Audit Fees	$5.6	$6.2

Audit-Related Fees	$0.7	$0.7

Tax Fees

International Tax Services	$0.1	$0.1

U.S. Tax Services	$0.0	$0.1

	$0.1	$0.2

Total	$6.4	$7.1

62	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

AUDIT COMMITTEE PRE-APPROVAL POLICIES

In addition to retaining KPMG to audit the Company’s consolidated financial statements and internal controls over financial reporting for 2018, KPMG and other accounting firms were retained to provide auditing and advisory services in 2018. The Audit Committee has historically engaged KPMG to provide divestiture and acquisition-related due diligence and audit services, audit-related assurance services, and certain tax services. The Audit Committee has further determined that the Company will obtain non-audit services from their independent registered public accounting firm only when the services offered by the firm are competitive with other service providers and do not impair the independence of KPMG.

The Audit Committee Auditor Fee Policy requires the pre-approval of all professional services provided to the Company by KPMG. Below is a summary of the policy and procedures.

The Audit Committee pre-approves the annual audit plan and the annual audit fee. The Audit Committee Auditor Policy includes an approved list of non-audit services that KPMG can provide, including audit-related services, tax services, and other services. The Audit Committee pre-approves the annual non-audit related services and budget. The Audit Committee allows the Company’s Chief Accounting Officer to authorize payment for any audit and non-audit service in the approved budget. The Audit Committee also provides the Company’s Chief Accounting Officer with the authority to pre-approve fees less than $100,000 that were not in the annual budget, but that are in the list of services approved by the Audit Committee. This approval is limited to a cumulative cap of $200,000 between Audit Committee meetings. This authority excludes approval over the annual integrated audit, internal controls over financial reporting services, and tax services. The Audit Committee Chair has the authority to pre-approve fees on the list of approved services, outside of the Chief Accounting Officer’s allowable authorization, in advance of the Audit Committee meeting. The Chief Accounting Officer is responsible to report any approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee reviews, and if necessary, approves updated audit and non-audit services and fees in comparison to the previously approved budget at each regular Audit Committee meeting.

In 2018, management did not approve any services that were not on the list of services pre-approved by the Audit Committee.

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OUR SHAREHOLDERS

SECURITY OWNERSHIP INFORMATION

Management and Directors

The following table sets forth information as of the close of business on March 15, 2019 regarding the beneficial ownership of shares of Common Stock by each director and nominee for director of the Company, the NEOs in the Summary Compensation Table, and all current directors and executive officers of the Company as a group. Except for Mr. Brown, who owns 2.35% of the outstanding Common Stock, each other director and NEO owns less than 1% of the outstanding Common Stock based on 169,196,591 shares of Common Stock on a fully-diluted basis outstanding on March 15, 2019. All current directors, NEOs and executive officers as a group own 2.99% of the outstanding Common Stock.

Name	Shares Owned(1)		Shares Under Exercisable Options and SARs(2)	Stock Units(3)	Total Shares Beneficially Owned(4)(5)
Gregory Q. Brown	360,018		3,588,751	35,022	3,983,781

Gino A. Bonanotte	42,694		244,592	0	287,286

John P. Molloy	24,453		165,852	0	190,305

Mark S. Hacker	12,377		54,712	0	67,089

Kelly Mark	21,811		155,205	0	177,016

Bruce W. Brda(6)	13,852		164,562	0	178,414

Kenneth D. Denman	2,805		0	1,794	4,599

Egon P. Durban	0		0	11,920	11,920

Clayton M. Jones	0		0	8,761	8,761

Judy C. Lewent	27,332		0	6,061	33,393

Gregory K. Mondre	70		0	12,067	12,137

Anne R. Pramaggiore	0		0	19,049	19,049

Samuel C. Scott	5,216	(8)	0	39,794	45,010

Joseph M. Tucci	1,440		0	4,144	5,584

All current directors, NEOs and executive officers as a group (16 persons)	517,822		4,398,585	149,552	5,065,959

(1)	Includes shares over which the person currently holds or shares voting and/or investment power but excludes the shares listed under “Shares Under Exercisable Options and SARs” and “Stock Units.”
(2)	Includes shares under options and SARs exercisable on March 15, 2019 and which may become exercisable within 60 days thereafter (assuming all performance measures are satisfied).
(3)

Includes stock units which are deemed to be beneficially owned on March 15, 2019 or within 60 days thereafter (assuming all performance measures are satisfied). Stock units are not deemed beneficially owned until the restrictions on the units have lapsed. Each stock unit is intended to be the economic equivalent of one share of Common Stock.

(4)	Unless otherwise indicated, each person has sole voting and investment power over the shares reported.
(5)	Includes the shares listed under “Shares Under Exercisable Options” and units listed under “Stock Units.”
(6)	Mr. Brda’s reported ownership is as of August 28, 2018, the date on which he ceased to be subject to the reporting requirements of Section 16 of the Exchange Act.
(7)

Mr. Brown has shared voting and investment power over 83,220 shares, included under “Total Shares Beneficially Owned”. He disclaims beneficial ownership over 81,000 shares held in a trust of which his wife is trustee and 2,220 shares held by his wife, except to the extent of his pecuniary interest in these shares.

(8)	Mr. Scott does not have investment power over 2,220 of these shares.

No directors, nominees or current executive officers have pledged shares of Common Stock pursuant to any loan or arrangement.

64	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

Principal Shareholders

The following table sets forth information as of December 31, 2018 with respect to any person who is known to be the beneficial owner of more than 5% of Common Stock.

Name and Address	Number of Shares of Motorola Solutions, Inc. and Nature of Beneficial Ownership		Percent of Outstanding Shares(1)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	18,635,987 shares of Common Stock	(2)	11.4%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	17,788,184 shares of Common Stock	(3)	10.9%

(1)

The percentage calculations set forth above are based on 163,871,288 shares of Common Stock outstanding as of February 1, 2019 rather than the percentages set forth on various shareholders’ Schedule 13G filings.

(2)

Solely based on information in a Schedule 13G/A Amendment No. 6 dated January 31, 2019 filed with the SEC by BlackRock, Inc. The Schedule 13G/A indicates that as of December 31, 2018, BlackRock, Inc., as the parent holding company, was the beneficial owner with sole voting power as to 16,791,768 shares and sole dispositive power as to 18,635,987 shares.

(3)

Solely based on information in a Schedule 13G/A Amendment No. 4 dated February 11, 2019 filed with the SEC by The Vanguard Group. The Schedule 13G/A indicates that as of December 31, 2018, The Vanguard Group was the beneficial owner with sole voting power as to 190,908 shares, shared voting power as to 64,627 shares, sole dispositive power as to 17,538,700 shares and shared dispositive power as to 249,484 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and certain officers of the Company are required to report to the SEC, by a specified date, his or her transactions related to our Common Stock. Based solely on a review of the copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2018 fiscal year, all reports required by Section 16(a) were timely filed by its officers and directors.

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	65

PROPOSAL NO. 4 — SHAREHOLDER PROPOSAL RE: “INDEPENDENT DIRECTOR WITH HUMAN RIGHTS EXPERTISE”

The Company has been advised that The Domestic and Foreign Missionary Society of the Protestant Episcopal Church or The Episcopal Church, beneficial owner of 40 shares, intends to submit the following proposal for consideration at the Annual Meeting. We have not modified the language of the shareholder’s proposal.

Independent Director with Human Rights Expertise

WHEREAS, Motorola Solutions, Inc., a global corporation, faces increasingly complex problems as the international social and cultural context changes.

Companies are faced with ethical and legal challenges arising from diverse cultures and political and economic contexts. Today, management must address issues that include human rights, workers’ right to organize, non-discrimination in the workplace, protection of environment, and sustainable community development. Motorola Solutions itself does business in countries with human rights challenges including China, Singapore, Middle East, Israel and occupied Palestinian territories.

We believe global companies must implement comprehensive codes of conduct, such as those found in Principles for Global Corporate Responsibility: Bench Marks for Measuring Business Performance, developed by an international group of religious investors (www.bench-marks.org).

Human rights expertise at both management and board levels is critical to industrials companies’ success because of significant issues associated with their operations. These impact shareholders, lenders, host country governments and regulators, as well as affected communities and indigenous peoples. Companies’ ability to demonstrate policies and best practices reflecting internationally accepted human rights standards can lead to successful business planning or, if not in place, difficulties in raising new capital and obtaining the necessary licenses from regulators.

We believe Motorola Solutions’ Board of Directors would benefit by electing to its Board independent specialists versed in all business aspects of human rights. Just one authoritative figure with acknowledged expertise and standing could perform a valuable role in ways that would enable the Board to address more effectively the issues and risks inherent in its present business model regarding human rights. It would help ensure that the highest levels of attention are focused on developing human rights standards for new projects.

RESOLVED, shareholders request that, as elected board directors’ terms of office expire, the Motorola Solutions Board Nominating Committee nominate for Board election at least one candidate who: has a high level of human rights expertise and experience in human rights matters relevant to Company production and supply chain, related risks, and is widely recognized in business and human rights communities as such, as reasonably determined by the Board, and will qualify, subject to exceptions in extraordinary circumstances explicitly specified by the Board, as an independent director.*

*A director shall not be considered “independent” if, during the last three years, she or he:

–	was, or is affiliated with a company that was an advisor or consultant to Company;

–	was employed by or had a personal service contract(s) with Company or senior management;

–	was affiliated with a company or non-profit entity that received the greater of $2 million or 2% of its gross annual revenues from Company;

–	had a business relationship with Company worth at least $100,000 annually;

–	has been employed by a public company at which an executive officer of Company serves as a director;

–	had a relationship of the sorts described herein with any affiliate of Company; and

–	was a spouse, parent, child, sibling or in-law of any person described above.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS SHAREHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED AGAINST THE ADOPTION OF THIS PROPOSAL.

66	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

The Board has carefully considered the proposal and, for the reasons described below, believes adopting the shareholder proposal is unnecessary in light of the Company’s existing policies and procedures. Moreover, the Company believes that as a matter of good governance, the Board’s Governance and Nominating Committee should not be constrained in its assessment of which skills and experiences best serve the needs of the Board.

As described in this proxy statement, our Governance and Nominating Committee considers a wide variety of skills, backgrounds and perspectives that, when taken together, provide the appropriate expertise to oversee the Company’s business. Those qualifications include factors such as the ability to exercise sound judgment, be independent from management, and have high ethical standards and integrity. At the core of this approach is the belief that a Board should bring together a diverse set of skills and experiences that enable it to manage a large and complex organization in a manner consistent with the directors’ fiduciary duty to the Company’s shareholders. That set of skills must also be dynamic, and capable of adapting to shifting trends within the industry and corporate environment. Setting aside a specific seat for a director with human rights experience would, in our view, impede the ability of our Governance and Nominating Committee to nominate candidates that most benefit the Company as a whole.

Our Governance and Nominating Committee regularly reviews the composition of the Board and its committees in order to determine whether additional directors with specific experiences or qualifications are in the best interest of the Company. The committee also, from time to time, engages outside search firms to assist in that effort. Further, the Company’s Bylaws already provide an adequate means for recommending candidates for nomination.

With respect to human rights matters, the Company already has in place a comprehensive set of policies and procedures that address human rights in our business. These policies and procedures, which are applied uniformly and consistently, are designed to ensure that the Company’s global operations are conducted using high standards of integrity and ethical business conduct.

The Company’s policies include: the Motorola Solutions Code of Business Conduct, the Motorola Solutions Human Rights Policy, the Motorola Solutions Supplier Code of Conduct, the Anti-Human Trafficking Statement, the Anti-Human Trafficking Compliance Plan and the Motorola Solutions Environment, Health & Safety Policy. These specific policies are based upon internationally recognized human rights standards, such as the Universal Declaration of Human Rights, the core labor standards of the International Labour Organization, the United Nation’s Global Compact, Social Accountability 8000 (SA 8000) standard, and the Organization for Economic Co-operation and Development (OECD) Guidelines for Multinational Enterprises.

The Company has instituted a comprehensive trade compliance program that includes the screening of partners, customers and distributors to ensure the company is in compliance with restricted lists promulgated by the United States, United Nations, European Union and other jurisdictions in which the Company operates.

The Board of Directors believes not only that the Company’s policies effectively address the human rights matters described in the proposal, but also that the requested changes to the Company’s director nomination process would be contrary to good governance practice. For these reasons and the others stated above, the Board of Directors recommends that you vote AGAINST the adoption of this shareholder-submitted proposal.

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	67

PROPOSAL NO. 5 — SHAREHOLDER PROPOSAL RE: “LOBBYING DISCLOSURE”

The Company has been advised that Mercy Investment Services, Inc., beneficial owner of 55 shares, intends to submit the following proposal for consideration at the Annual Meeting. We have not modified the language of the shareholder’s proposal.

Whereas, we believe in full disclosure of Motorola Solutions’ (MSI) direct and indirect lobbying activities and expenditures to assess whether MSI’s lobbying is consistent with its expressed goals and in the best interests of stockholders.

Resolved, stockholders of MSI request preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by MSI used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including amount of payment and recipient.

3.	MSI’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which MSI is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on MSI’s website.

Supporting Statement

We encourage transparency in MSI’s use of corporate funds to lobby. MSI spent $17,366,262 from 2010—2017 on federal lobbying. These figures do not include lobbying expenditures to influence legislation in states, where MSI also lobbies but disclosure is uneven or absent. For example, MSI had 141 lobbyists in 26 states in 2017 (http://www.followthemoney.org/), and MSI’s lobbying in Florida has attracted media attention (“Motorola Solutions Awarded Statewide Law Enforcement Radio System Contract,” Florida Politics, March 14, 2018). MSI’s lobbying over Citizens Broadband Radio Service rules has also drawn scrutiny (“CII Groups, Motorola Continue to Lobby for Small Service Areas for CBRS Licenses,” Radio Resources International, April 9, 2018).

MSI belongs to the Business Roundtable (BRT), Chamber of Commerce and National Association of Manufacturers (NAM), which altogether spent $245,880,014 on lobbying for 2016 and 2017. Both the BRT and NAM are lobbying against shareholder rights to file resolutions. MSI does not comprehensively disclose its trade association memberships, nor payments and amounts used for lobbying on its website. Further, MSI does not disclose memberships in tax-exempt organizations that write and endorse model legislation, such as the American Legislative Exchange Council.

We are concerned that MSI’s lack of lobbying disclosure presents reputational risks when its lobbying contradicts company public positions. For example, MSI has committed to science-based targets in alignment with the Paris Agreement on climate change, yet the Chamber undermined the Paris climate accord. As shareholders, we believe that companies should ensure there is alignment between their own positions and their lobbying, including through trade associations.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS SHAREHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED AGAINST THE ADOPTION OF THIS PROPOSAL.

68	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

The Board has considered the above proposal and believes that full implementation is not in the best interests of the Company or its shareholders. The Company already discloses information about its lobbying, as required by existing law and regulations. Further, the Company offers greater transparency by providing additional information about government affairs, lobbying, and political contributions on its website as part of its annual Corporate Responsibility Report.

The Company has many reasons to be engaged in the political process; it is subject to extensive regulation at the federal, state and local levels, its products are subject to government regulation, and it provides first responders with mission-critical communications equipment and services. The Company engages with public policymakers at all levels of government when it believes doing so will serve the best interests of the Company, its shareholders, its customers and the public. The Company is committed to participating in the political process as a good corporate citizen. In this regard, the Company has developed effective policies for the appropriate oversight and disclosure of its lobbying activities and is fully committed to complying with all laws governing lobbying activities, including laws requiring registration and reporting.

Employees who engage in lobbying in support of the Company’s objectives must first obtain approval from the Government Affairs organization (“GA”), after review of the scope of proposed lobbying activities, justification and applicable laws. Employees who wish to retain an independent contractor as a lobbyist must also obtain prior approval from GA and subcontracting by lobbyists is subject to further review. Lobbyists compensation must be commensurate with the value of the services provided by the lobbyist to the Company and contingent fee lobbying is discouraged. All lobbyists must enter into a signed consultant services agreement, subject to GA and legal counsel review, before representing the company. Because special lobbying rules may apply when the Company is seeking to do business with a government, GA conducts training on applicable laws and the Company’s lobbying policies and processes for independent contractors and employees who engage in lobbying. GA is also responsible for ensuring that the Company and individual lobbyists acting on its behalf file all required reports, registrations, and disclosures in a timely manner.

Under the Lobbying Disclosure Act of 1995, as amended, the Company submits quarterly reports outlining its federal lobbying activities, including lobbying expenditures for the quarter, the specific legislative items that were the topics of communications, and the individuals who lobbied on behalf of the Company. Those reports are available at: http://lobbyingdisclosure.house.gov/ and http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm. The Company files similar periodic reports with many state and local agencies reflecting its lobbying activities in those jurisdictions, which are also publicly available.

Like most major corporations, the Company is a member of trade associations that represent its business priorities and which it believes can assist it in achieving its long-term strategic objectives. Although lobbying is not the primary purpose of many of those associations, the membership dues paid by the Company and other members may be part of the funds the associations use to engage in lobbying activities. Given the diverse membership in many of those associations, the Company may not agree with every public policy position and/or lobbying action taken by such associations. However, the primary purpose of membership in those trade associations is the policy, technical, and industry expertise they provide. The Company periodically reviews its association memberships, to evaluate alignment with the Company’s goals and determine whether continued membership would be beneficial to the Company. The Company already discloses, as part of its Corporate Responsibility Report (http://responsibility.motorolasolutions.com/) the names of associations in the U.S. where annual dues are $50,000 or more. The Board believes that additional disclosure would not necessarily present an accurate reflection of the Company’s positions on certain public policy issues.

Efforts associated with legislative initiatives can provide insight into business interests, goals, and operations. Additional voluntary disclosure of such sensitive information beyond that compelled by law exposes the Company to competitive disadvantage by providing invaluable confidential and strategic information, at little or no cost or effort, to its competitors. Thus, requiring the Company to unilaterally expand its disclosure obligation will result in a wealth of business intelligence for competitors seeking to tip the scales in their favor, to the detriment of the Company and its shareholders.

By requiring expanded disclosure of lobbying activity, this proposal disregards the Company’s existing policies and practices with regard to disclosure and compliance with the law. The Board believes the Company has robust policies and procedures in place relating to its lobbying activities, and therefore, this proposal is unnecessary. Furthermore, the Board believes this proposal is not in the best long-term interests of the Company and its shareholders. Accordingly, the Board recommends that you vote AGAINST this proposal.

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	69

USER’S GUIDE

All shareholders may view and print Motorola Solutions’ Proxy Statement and the 2018 Annual Report at the Company’s website at www.motorolasolutions.com/investors. The information contained on Motorola Solutions’ website is not a part of this Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the Securities and Exchange Commission (the “SEC”).

VOTING MATTERS

Shareholders Entitled to Vote at the Annual Meeting

Only shareholders of record at the close of business on March 15, 2019 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. On the record date, there were 164,431,494 shares outstanding of Common Stock. The Common Stock is the only class of voting securities of the Company.

A list of shareholders entitled to vote at the meeting will be available for examination at the Company’s corporate offices at 500 West Monroe Street, Chicago, Illinois 60661 for ten days before the Annual Meeting and at the Annual Meeting. The registrar and transfer agent is EQ Shareowner Services. The Company’s stock symbol is MSI.

Voting Without Attending the Annual Meeting

There are three convenient methods for registered shareholders to direct their vote by proxy without attending the Annual Meeting. Shareholders can:

•

Vote by Internet. The website address for Internet voting is provided on your Notice or proxy card. You will need to use the control number appearing on your Notice of Internet Availability of Proxy Materials (“Notice”) or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions until 11:59 P.M., EDT on Sunday, May 12, 2019. Internet voting is available 24 hours a day. If you vote via the Internet, you do NOT need to vote by telephone or return a proxy card.

•

Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone until 11:59 P.M., EDT on Sunday, May 12, 2019. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the Internet or return a proxy card.

•

Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating, signing, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Your Proxy at the Annual Meeting

If you do not vote in person at the Annual Meeting, but have voted your shares by Internet, telephone, or mail, you have authorized certain members of Motorola Solutions’ senior management designated by the Board and named in your proxy to represent you and to vote your shares as instructed. All shares that have been properly voted–whether by Internet, telephone or mail–and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy but do not give voting instructions with respect to one or more items, the shares represented by that proxy will be voted as recommended by the Board with respect to those items:

Proposal		The Board Recommended Vote

Proposal 1 –	Election of Eight Directors	FOR

Proposal 2 –	Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2019	FOR

Proposal 3 –	Advisory Approval of the Company’s Executive Compensation	FOR

Proposal 4 –	Shareholder Proposal on Independent Director with Human Rights Expertise	AGAINST

Proposal 5 –	Shareholder Proposal on Lobbying Disclosure	AGAINST

Holding Shares in the Name of a Bank, Broker or Other Nominee

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by Internet or telephone. If you do not give instructions to your broker, your broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (resulting in a “broker non-vote”). The ratification of the appointment of PricewaterhouseCoopers LLP is the only “discretionary” item. The election of directors, the advisory approval of the Company’s executive compensation, and the shareholder proposals are “non-discretionary” items.

70	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

Voting at the Annual Meeting as a Beneficial Owner

If you are a beneficial owner of shares held in “street name” by a bank, broker or other nominee and want to vote your shares in person at the Annual Meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you. You will not be able to vote your shares at the Annual Meeting without a legal proxy. If you are provided a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.

If you do not have a legal proxy, you can still attend the Annual Meeting with evidence of your stock ownership as of the record date; however, you will not be able to vote your shares at the meeting. Accordingly, we encourage you to vote or instruct your broker to vote your shares in advance, even if you plan to attend.

Changing Your Vote

Registered shareholders can revoke their proxy at any time before it is voted at the Annual Meeting by either:

•	Submitting another timely, later-dated proxy by Internet, telephone or mail;

•	Delivering timely written notice of revocation to: Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661; or

•	Attending the Annual Meeting and voting in person.

Votes Required to Conduct Business at the Annual Meeting or Approve Proposals

In order for business to be conducted, a quorum of a majority of the shares entitled to vote must be represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are included in determining whether a quorum is present, but will not be included in vote totals and will not affect the outcome of the vote for the election of directors. Abstentions will have the same effect as a vote “Against” the other proposals.

Proposal		Affirmative Vote Required	Broker Discretionary Voting Allowed

Proposal 1 –	Election of Eight Directors	More “For” votes than “Against” votes cast at the Annual Meeting in person or by proxy (for non-contested election)	No

Proposal 2 –	Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2019	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	Yes

Proposal 3 –	Advisory Approval of the Company’s Executive Compensation	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	No

Proposal 4 –	Shareholder Proposal on Independent Director with Human Rights Expertise	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	No

Proposal 5 –	Shareholder Proposal on Lobbying Disclosure	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	No

With respect to each proposal you may vote “FOR,” “AGAINST” or “ABSTAIN.” Broker non-votes will have no effect on the outcome of any of the proposals.

Notice of Internet Availability

The SEC has adopted rules for the electronic distribution of proxy materials. We have elected to provide our shareholders access to our proxy materials and 2018 Annual Report on the Internet instead of sending a full set of printed proxy materials to all of our shareholders. This enables us to reduce costs and lessen the environmental impact of our Annual Meeting by mailing most of our shareholders a Notice. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the Notice. The Notice instructs you on how to access and review all of the information contained in the 2019 Proxy Statement and 2018 Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet or by telephone.

The Notice, which contains instructions on how to access this Proxy Statement, the form of proxy and the Company’s 2018 Annual Report, is being mailed to shareholders on or about March 28, 2019.

Other Matters at the Annual Meeting

If any other matters are properly presented at the Annual Meeting for consideration, and if you have voted your shares by Internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those other matters for you. As of the date we filed this Proxy Statement, the Board did not know of any other matter to be raised at the Annual Meeting.

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	71

IMPORTANT DATES FOR THE 2020 ANNUAL MEETING

Recommending a Director Candidate to the Governance and Nominating Committee

The Governance and Nominating Committee will consider a candidate for director proposed by a shareholder. A candidate must be highly qualified and be both willing and expressly interested in serving on the Board. A shareholder wishing to propose a candidate for consideration should forward the candidate’s name and information about the candidate’s qualifications and the information required by the Company’s Bylaws, including a completed and signed questionnaire, in writing to: Governance and Nominating Committee, c/o Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661.

The Governance and Nominating Committee will consider nominees recommended by Motorola Solutions’ shareholders provided that the recommendation contains sufficient information for the Governance and Nominating Committee to assess the suitability of the candidate, including the candidate’s qualifications, and is timely received in accordance with the Company’s Bylaws. Candidates recommended by shareholders that comply with these procedures will receive the same consideration that candidates recommended by the Governance and Nominating Committee and management receive.

Submitting Nominations to the Board

A shareholder wishing to nominate a candidate for election to the Board at the 2020 Annual Meeting of Shareholders is required to give written notice addressed to the Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661 of his or her intention to make such a nomination. The notice of nomination must be received by the Company’s Secretary at the address above no later than 5:00 pm Central Time on January 28, 2020.

The notice of nomination is required to contain certain information about both the nominee and the shareholder making the nomination as set forth in the Company’s Bylaws. The notice must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under NYSE Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred. In addition, to be eligible as a nominee for election, a nominee must submit a completed and signed questionnaire, a written representation and agreement regarding compliance with fiduciary duties and the Company’s Bylaws, among other items as set forth in the Company’s Bylaws. A nomination that does not comply with the above requirements will not be considered.

Submitting Proposals for the 2020 Annual Meeting

Any shareholder who intends to present a proposal at the Company’s 2020 Annual Meeting of Shareholders must send the proposal to: Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661.

If the shareholder intends to present the proposal at the Company’s 2020 Annual Meeting of Shareholders and have it included in the Company’s proxy materials for that meeting, the proposal must be received by the Company no later than 5:00 pm Central Time on November 29, 2019, and must comply with the requirements of Rule 14a-8 under the Exchange Act. The Company is not obligated to include any shareholder proposal in its proxy materials for the 2020 Annual Meeting of Shareholders if the proposal is received after that time.

If a shareholder wishes to present a proposal at the 2020 Annual Meeting of Shareholders but not have it included in the Company’s proxy materials for that meeting, the proposal: (1) must be received by the Company no later than 5:00 pm Central Time on January 28, 2020, (2) must present a proper matter for shareholder action under Delaware General Corporation Law, (3) must present a proper matter for consideration at such meeting under the Company’s Amended and Restated Certificate of Incorporation and Bylaws, (4) must be submitted in a manner that is consistent with the submission requirements provided in the Company’s Bylaws, and (5) must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the SEC.

72	Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

OTHER MATTERS

The Board knows of no other business to be transacted at the Annual Meeting, but if any other matters do come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

Manner and Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. In addition to mailing proxies, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, personal interview or other electronic means. You may also be solicited by means of press releases issued by the Company and advertisements in periodicals. Also, the Company has retained Alliance Advisors, LLC to aid in soliciting proxies for a fee estimated not to exceed $27,500 plus expenses. The Company will, at its expense, request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies.

As in the past few years, a number of brokers with accountholders who are Motorola Solutions shareholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to Motorola Solutions shareholders, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or call 1-800-579-1639, email: sendmaterial@proxyvote.com, or write us at Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661.

Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

By order of the Board of Directors,

Kristin L. Kruska

Secretary

Motorola Solutions Notice of 2019 Annual Meeting of Shareholders and Proxy Statement	73

Location for the Annual Meeting of Shareholders:

The Hay-Adams

800 16th Street, NW

Washington, DC 20006 U.S.A.

May 13, 2019 at 1:30 P.M., EDT

Map to The Hay-Adams

Directions to The Hay-Adams, Washington, DC

Centrally situated in the Downtown district, The Hay-Adams is among the most easily accessible hotels in Washington, DC and is located near all modes of transport including the Farragut Square Metro station and a convenient drive from Ronald Reagan Washington National Airport (DCA) and Washington Dulles International Airport (IAD). From Farragut Square Metro station, head East on K Street NW toward 17th Street NW and turn right onto 16th Street NW.

Directions from Ronald Reagan Washington National Airport

Take George Washington Memorial Parkway, merge onto I-395 N and exit US-1 N toward downtown. Continue straight onto US-1/14th Street SW and then onto 14th Street NW. Turn left onto I Street NW and left onto 16th Street NW. Hotel is on 16th Street NW between H Street NW and I Street NW.

Directions from Washington Dulles International Airport

Take VA-267 E in Hunter Mill from Aviation Drive. Follow VA-267 E and I-66 E to E Street NW in Washington. Turn left onto 18th Street NW, turn right on to H Street NW and turn left onto 16th Street NW. Hotel is located on 16th Street NW between H Street NW and I Street NW.

Directions from Baltimore/Washington International Airport

Follow Service Road Lower Level and Friendship Road to I-195W. Follow MD-295 and Baltimore-Washington Parkway to US-50 W/New York Ave NE toward Washington. Merge onto MD-295 and US-50 W/New York Ave NE. Continue on New York Ave NE, turn left onto 6th Street NW, right onto Massachusetts Ave NW, straight onto K Street NW and continue onto New York Ave NW. Take a slight right onto I Street NW and left onto 16th Street NW. Hotel is located on 16th Street NW between H Street NW and I Street NW.

MOTOROLA SOLUTIONS, INC. 500 WEST MONROE STREET CHICAGO, IL 60661	Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, May 12, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, May 12, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year’s Annual Report and Proxy Statement at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E43742-P06549	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — —— — — — — — — — — — — — —  — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MOTOROLA SOLUTIONS, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE
FOR ALL NOMINEES LISTED BELOW:

1.	Election of Directors for a One-Year Term	For	Against	Abstain

	1a. Gregory Q. Brown	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:		For	Against	Abstain
	1b. Kenneth D. Denman	☐	☐	☐

	1c. Egon P. Durban	☐	☐	☐	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2019.	☐	☐	☐
	1d. Clayton M. Jones	☐	☐	☐

	1e. Judy C. Lewent	☐	☐	☐	3.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

	1f. Gregory K. Mondre	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST THE FOLLOWING PROPOSALS:		For	Against	Abstain
	1g. Anne R. Pramaggiore	☐	☐	☐

	1h. Joseph M. Tucci	☐	☐	☐	4.	Shareholder Proposal re: Independent Director with Human Rights Expertise.	☐	☐	☐

					5.	Shareholder Proposal re: Lobbying Disclosure.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

ADMISSION TICKET TO MOTOROLA SOLUTIONS’

2019 ANNUAL MEETING OF SHAREHOLDERS

This is your admission ticket to gain access to Motorola Solutions’ 2019 Annual Meeting of Shareholders. Please present this ticket at one of the registration stations. Please note that seating is on a first-come, first-served basis.

THIS TICKET IS NOT TRANSFERABLE

Location for the Annual Meeting of Shareholders:

The Hay-Adams

800 16th Street, NW

Washington, DC 20006 U.S.A.

May 13, 2019 at 1:30 p.m., EDT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

 — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

E43743-P06549

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Annual Meeting of Shareholders, May 13, 2019

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Gregory Q. Brown, Gino A. Bonanotte, Mark S. Hacker, Kristin L. Kruska and Dan Pekofske, or any one of them, as proxies (with power of substitution) to represent and to vote all the shares of common stock of Motorola Solutions, Inc. which the shareholder(s) would be entitled to vote, at the Annual Meeting of Shareholders of Motorola Solutions, Inc. to be held on May 13, 2019, and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE, BUT IF NO CHOICES ARE

INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR PROPOSAL 2,

FOR ON PROPOSAL 3, AGAINST PROPOSAL 4, AND AGAINST PROPOSAL 5.

IMPORTANT - Please vote, date and sign on the reverse side and mail this proxy card promptly in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.

Continued and to be signed on the reverse side.

V.1.1